Exhibit 99.2

[EXECUTION COPY]

Dated 14 February 2007

U.S.$150,000,000

9.750 per cent. Loan Participation Notes due 2010

issued by

STANDARD BANK PLC

for the sole purpose of financing a U.S.$150,000,000 loan to

JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

TRUST DEED

5 Old Broad Street

London EC2N 1DW

(i)

(ii)

THIS TRUST DEED is made on 14 February 2007

BETWEEN:

(1)	STANDARD BANK PLC (the “Issuer”); and

(2)	BNY CORPORATE TRUSTEE SERVICES LIMITED (the “Trustee”, which expression includes, where the context admits, all persons for the time being the trustee or trustees of this Trust Deed).

WHEREAS

(A)	The Issuer has authorised the creation and issue of U.S.$150,000,000 in aggregate principal amount of 9.750 per cent. Loan Participation Notes due 2010 to be constituted by this Trust Deed.

(B)	The Issuer has at the request of Joint Stock Company “First Ukrainian International Bank” (the “Borrower”) agreed to make available to the Borrower a loan facility in the amount of U.S.$150,000,000 on the terms and conditions of the Loan Agreement (as defined below).

(C)	Amounts payable in respect of the Notes shall constitute an obligation of the Issuer only to pay to the Noteholders to the extent of amounts actually received by or for the account of the Issuer pursuant to the Loan Agreement. Accordingly, the Issuer’s obligations are limited recourse.

(D)	By virtue of the Note Security (as defined below), the Issuer is charging and assigning all of its present and future rights and interests in respect of the Loan Agreement and the Account (as defined below) (except as expressly provided herein) in favour of the Trustee as continuing security for the payment of all sums under this Trust Deed and the Notes.

(E)	The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

NOW THIS DEED WITNESSES AND IT IS HEREBY DECLARED as follows:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

In this Trust Deed the following expressions have the following meanings:

“Account” means an account of the Issuer with the Principal Paying Agent at its specified office, having the account number 5737638400;

“Additional Amounts” shall have the meaning given to it in the Loan Agreement;

“Affiliate” of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person, (ii) any other Person who is a director or officer of such specified Person, of any Subsidiary of such specified Person or of any Person described in sub-clause (i) above;

“Agency Agreement” means the agency agreement dated 14 February 2007 appointing the Agents in relation to the Notes and any other agreement for the time being in force appointing Successor agents in relation to the Notes, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements in relation to the Notes;

“Agents” means the Principal Paying Agent, the other Paying Agents, the Registrar, the Transfer Agents, or any of them;

“Appointee” means any Receiver, attorney, manager, nominee, custodian, delegate, agent or other person appointed by the Trustee pursuant to the provisions of this Trust Deed;

“Authorised Signatory” means any authorised person or any other person or persons notified to the Trustee by any person authorised to act on behalf of the Issuer as being an Authorised Signatory pursuant to Clause 15.19 (Authorised Signatories);

“Charge” has the meaning ascribed to it in Clause 4.1 (The Charge);

“Clearstream, Luxembourg” means Clearstream Banking, société anonyme;

“Conditions” means, in relation to the Notes, the terms and conditions to be endorsed on the Notes, in the form or substantially in the form set out in Schedule 3 (Terms and Conditions of the Notes), and, in relation to any Further Notes, the terms and conditions endorsed on the related certificates in accordance with the supplemental deed relating thereto or substantially in the form set out or referred to in the supplemental deed relating thereto, as any of the same may from time to time be modified in accordance with this Trust Deed; and any reference in this Trust Deed to a particular numbered Condition shall be construed in relation to the Notes accordingly and any reference in this Trust Deed to a particular numbered Condition in relation to any Further Notes shall be construed as a reference to the provision (if any) in the Conditions of such Further Notes which corresponds to the particular numbered Condition of the Notes;

“Euroclear” means Euroclear Bank S.A./N.V.;

“Event of Default” has the meaning ascribed to it in the Loan Agreement;

“Extraordinary Resolution” has the meaning set out in Schedule 4 (Provisions for Meetings of Noteholders);

“Further Notes” means any notes of the Issuer constituted in relation to a deed supplemental to this Trust Deed pursuant to Clause 2.9 (Further Issues) and for the time being outstanding or, as the context may require, a specific number thereof;

“Global Note Certificate” means the Global Note Certificate representing the Notes to be issued pursuant to Clause 3.1 (Global Note Certificate), in or substantially in the form set out in Schedule 1;

“Indemnity Amounts” shall have the meaning given to it in the Loan Agreement;

“Individual Note Certificate” means any individual note certificate representing a Noteholder’s entire holding of Notes issued pursuant to Clause 3.2 (Individual Note Certificates), in or substantially in the form set out in Schedule 2 (and includes any replacement note certificate issued pursuant to Condition 9;

“Liabilities” means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

“Loan” means the loan to the Borrower made upon and subject to the terms, conditions and provisions of the Loan Agreement or, as the context may require, the aggregate principal amount thereof for the time being outstanding;

“Loan Agreement” means the loan agreement dated 8 February 2007 between the Borrower and the Issuer as lender as supplemented, amended or restated from time to time;

“Note Certificates” means the Global Note Certificates and the Individual Note Certificates;

“Noteholder” and (in relation to a Note) “holder” means a person in whose name a Note or Further Note is registered in the register of Noteholders;

“Notes” means registered Notes comprising the U.S.$150,000,000 9.750 per cent. Notes due 2010 constituted by this Trust Deed and for the time being outstanding or, as the context may require, a specific number of them and includes any further Notes issued pursuant to Condition 13 (Further Issues) and any replacement Notes issued pursuant to Condition 9 (Replacement of Note Certificates) and (except for the purposes of Clause 3.1 (Global Note Certificate) and 3.3 (Signature)) the Global Note Certificate for so long as it has not been exchanged in accordance with the terms thereof;

“Note Security” means the security interests created under Clause 4 (Note Security), including the Charge and the Transferred Rights;

“outstanding” means, in relation to the Notes, all the Notes other than:

(a)	those which have been redeemed in accordance with the Conditions and this Trust Deed;

(b)	those in respect of which the date for redemption in accordance with the provisions of the Conditions has occurred and for which the redemption moneys (including all interest accrued thereon to the date for such redemption) have been duly paid to the Trustee or the Principal Paying Agent in the manner provided for in the Agency Agreement (and, where appropriate, notice to that effect has been given to the relative Noteholders in accordance with Condition 14 (Notices)) and remain available for payment in accordance with the Conditions;

(c)	those which have been purchased and surrendered for cancellation as provided in Condition 5 (Redemption and Purchase) and notice of the cancellation of which has been given to the Trustee; and

(d)	those which have become void under Condition 8 (Prescription);

provided that for each of the following purposes, namely:

(i)	the right to attend and vote at any meeting of Noteholders;

(ii)	the determination of how many and which Notes are for the time being outstanding for the purposes of Clause 7.1 (Enforcement) and 16.1 (Waiver), Condition 11 (Meetings of Noteholders; Modification and Waiver; Substitution) and 12 (Enforcement) and Schedule 4 (Provisions for Meetings of Noteholders); and

(iii)	any discretion, power or authority, whether contained in this Trust Deed or provided by law, which the Trustee is required to exercise in or by reference to the interests of the Noteholders or any of them;

those Notes (if any) which are for the time being held by any person (including but not limited to the Borrower, the Issuer or any Subsidiary or Affiliate of any of them) for the benefit of the Borrower or any Subsidiary or Affiliate of any of them shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

“Paying Agents” means the several institutions (including, where the context permits, the Principal Paying Agent) at their respective Specified Offices appointed pursuant to the Agency Agreement and/or, if applicable, any Successor paying agents, in relation to the Notes at their respective Specified Offices;

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organisation, government, or any agency or political sub-division thereof or any other entity;

“Potential Event of Default” has the meaning ascribed to it in the Loan Agreement;

“Principal Paying Agent” means the institution at its Specified Office appointed as principal paying agent in relation to the Notes pursuant to the Agency Agreement or, if applicable, any Successor principal paying agent in relation to the Notes at its Specified Office;

“Rating Decline” has the meaning ascribed to it in the Loan Agreement;

“Register” means the register maintained by the Registrar at its Specified Office;

“Registrar” means the institution at its Specified Office appointed as registrar in relation to the Notes pursuant to the Agency Agreement or, if applicable, any Successor registrar in relation to the Notes at its Specified Office;

“Relevant Date” has the meaning ascribed to it in Condition 7 (Taxation);

“Relevant Event” has the meaning ascribed to it in Condition 12 (Enforcement);

“Repay” shall include “redeem” and vice versa and “repaid”, “repayable”, “repayment”, “redeemed”, “redeemable” and “redemption” shall be construed accordingly;

“Reserved Rights” are the rights excluded from the Charge and the Transferred Rights, being all and any rights, interests and benefits in respect of the obligations of the Borrower under the following provisions of the Loan Agreement, namely the second sentence of Clause 7.4 (Costs of Prepayment); Clause 8.2 (Double Tax Treaty Relief); Clause 8.3(a) (Indemnity Amounts); Clause 10 (Changes in Circumstances); Clause 11 (Representations and Warranties of the Borrower); Clause 15 (Indemnity); Clause 18 (Costs and Expenses) (to the extent that the Issuer’s claim is in respect of one of the aforementioned clauses of the Loan Agreement); Clause 16.2 (Currency Indemnity) and Clause 17.3 (No Set-off) of the Loan Agreement;

“Specified Office” means, in relation to any Agent, either the office identified with its name in the Conditions of the Notes of the relevant series or any other office notified to any relevant parties pursuant to the Agency Agreement;

“Subsidiary” has the meaning ascribed to it in the Loan Agreement;

“Successor” means, in relation to the Agents, such other or further person, as may from time to time be appointed pursuant to the Agency Agreement as an Agent;

“this Trust Deed” means this Trust Deed and the Schedules (as from time to time modified in accordance with the provisions contained herein) and (unless the context requires otherwise) includes any deed or other document executed in accordance with the provisions hereof (as from time to time modified as aforesaid) and expressed to be supplemental hereto;

“Transaction Documents” means this Trust Deed, the Loan Agreement and the Agency Agreement;

“Transfer Agent” means the institution at its Specified Office, as appointed pursuant to the Agency Agreement and/or, if applicable, any Successor transfer agents in relation to the Notes at their respective Specified Offices (or, following the creation of the Note Security, appointed by the Trustee on behalf of the Issuer);

“Transferred Rights” means the rights and benefits transferred to the Trustee under Clause 4.2 (Assignment);

“Trustee Acts” means both the Trustee Act 1925 and the Trustee Act 2000 of England and Wales; and

“Written Resolution” has the meaning set out in Schedule 4 (Provisions for Meetings of Noteholders).

1.2	Principles of Interpretation

In this Trust Deed references to:

(a)	Statutory modification: a provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment;

(b)	Additional amounts: principal and/or interest in respect of the Notes shall be deemed also to include references to any additional amounts which may be payable under Condition 7 (Taxation);

(c)	Tax: costs, charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof;

(d)	Currency abbreviation: “USD”, “U.S.$” and “dollar” denote the lawful currency for the time being of the United States of America;

(e)	Enforcement of rights: an action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdictions as shall most nearly approximate thereto;

(f)	Clauses and Schedules: a Schedule or a Clause or sub-clause, paragraph or sub-paragraph is, unless otherwise stated, to a schedule hereto or a clause or sub-clause, paragraph or sub-paragraph hereof respectively;

(g)	Principal: principal shall, when applicable, include premium;

(h)	Clearing systems: Euroclear and/or Clearstream, Luxembourg shall, wherever the context so admits, be deemed to include references to any additional or alternative clearing system approved by the Issuer and the Trustee;

(i)	Trust Corporation: a trust corporation denotes a corporation entitled by rules made under the Public Trustee Act 1906 to act as a custodian trustee or entitled pursuant to any other legislation applicable to a trustee in any jurisdiction other than England to act as trustee and carry on trust business under the laws of the country of its incorporation;

(j)	Gender: words denoting the masculine gender shall include the feminine gender also, words denoting individuals shall include companies, corporations and partnerships and words importing the singular number only shall include the plural and in each case vice versa; and

(k)	Remuneration of the Trustee: References herein to the remuneration of the Trustee shall include any additional remuneration which the Borrower may be required to pay to the Trustee under the terms of a letter agreement made between the Trustee and the Borrower dated 8 February 2007.

1.3	The Conditions

In this Trust Deed, unless the context requires or the same are otherwise defined, words and expressions defined in the Conditions and not otherwise defined herein shall have the same meaning in this Trust Deed.

1.4	Headings

The headings and sub-headings are for ease of reference only and shall not affect the construction of this Trust Deed.

1.5	The Schedules

The schedules are part of this Trust Deed and shall have effect accordingly.

2.	COVENANT TO REPAY; OWNERSHIP

2.1	Issue Amount

The sum of the aggregate face amount of the Notes is limited to U.S.$150,000,000.

2.2	Proceeds

The Issuer will apply the proceeds of the issue of the Notes for the sole purpose of financing the Loan subject to and on the terms of the Loan Agreement.

2.3	Covenant to Repay

Subject always to the provisions hereof and to Clause 2.5 (Payment dependent on performance under the Loan) as and when the Notes or any of them become due to be redeemed or repaid in accordance with this Trust Deed, the Issuer shall (subject to the receipt of the relevant funds from the Borrower) procure to be paid in accordance with the provisions of the Conditions and the Agency Agreement to or to the order of the Trustee in dollars in same day funds amounts corresponding to principal in respect of the Notes becoming due for redemption or repayment on that date equivalent to principal actually received (and not required to be repaid) under the Loan Agreement and shall (subject to the provisions hereof and to Clause 2.5 (Payment dependent on performance under the Loan) as aforesaid), until all such payments (as well after as before any judgment or other order of any court of competent jurisdiction) are duly made, procure to be paid in accordance with the provisions of the

Conditions and the Agency Agreement to or to the order of the Trustee as aforesaid on the dates and in the manner provided for in the Conditions amounts corresponding to interest in respect of the Notes equivalent to interest actually received (and not required to be repaid) under the Loan Agreement pro rata according to the principal amount of each Note or as soon as practicable after the date of the receipt of, and in the currency of, and subject to the conditions attaching to, the equivalent payment under the Loan Agreement, as provided in the Conditions, in each case less any amounts payable in respect of the Reserved Rights provided that:

(i)	every payment of an amount corresponding to principal or interest in respect of the Notes made to or to the order of the Trustee or the Principal Paying Agent in the manner provided in the Conditions, the Agency Agreement and in this Trust Deed shall unless the Trustee has given and not withdrawn a notice under Clause 2.6 (Payment after a Relevant Event), be satisfaction pro tanto of the relevant covenant by the Issuer contained in this Clause 2.3 (Covenant to Repay); and

(ii)	in the case of any payment made after the due date, payment shall be deemed not to have been made until the full amount due has been received by the Trustee or the Principal Paying Agent and notice to that effect has been given by the Principal Paying Agent to the Noteholders in accordance with Condition 15.8 (Notice to Noteholders). Unless the Trustee otherwise requires, all payments by the Issuer pursuant to this Clause 2.3 (Covenant to Repay) shall be made to the Account.

The Trustee will hold the benefit of this covenant and the covenant in Clause 6 (Covenant to comply with Trust Deed and Schedules) on trust for the Noteholders.

2.4	Register of Noteholders and Discharge

The person(s) in whose name any Note is registered in the Register shall (except as ordered by a court of competent jurisdiction or otherwise required by law) be treated at all times by the Issuer, Trustee and any Paying Agent for the purpose of making payments and all other purposes as the absolute holder of such Note (whether or not such Note is overdue and notwithstanding any notice which any person may have of the right, title, interest or claim of any other person thereto including, but not limited to any notation of ownership or other writing on or any notice of previous loss or theft of the Note Certificate appertaining thereto). A Noteholder will be recognised by the Issuer, the Trustee and the Agents as entitled to its Note free from any equity, set-off or counterclaim on the part of the Issuer against the original or any intermediate Noteholder for all purposes and except as ordered by a court of competent jurisdiction or as required by applicable law, the Issuer, Trustee and any Paying Agent shall not be affected by notice to the contrary. Payment as described in Condition 6 (Payments) shall operate as a good discharge of the Issuer as against such Noteholder and all previous Noteholders of such Note notwithstanding any other right, title, interest or claim in such Note and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable on the Notes. All persons are required by the Issuer and the Trustee to act accordingly and the Noteholder for the time being of each Note shall act accordingly.

2.5	Payment dependent on performance under the Loan

The obligations of the Issuer under Clause 2.3 (Covenant to Repay) are solely to make payments of amounts in aggregate equivalent to each sum actually received by or for the account of the Issuer from the Borrower in respect of principal, interest, Additional Amounts, Indemnity Amounts or other amounts (if any) pursuant to the Loan Agreement (less any amounts in respect of the Reserved Rights which are payable solely to the Issuer), the right to receive which is, inter alia, being charged to the Trustee by virtue of the Charge as continuing security for the Issuer’s payment obligations under this Trust Deed and the Notes. Noteholders must therefore rely solely and exclusively upon the Borrower’s covenant to pay under the Loan Agreement and the credit and financial standing of the Borrower.

2.6	Payment after a Relevant Event

At any time after any Event of Default or Relevant Event shall have occurred and be continuing, the Trustee may:

(a)	by notice in writing to the Issuer, the Principal Paying Agent, the Paying Agent, the Registrar and the Transfer Agent require such Agent:

(i)	to act thereafter as agents of the Trustee mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee’s liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of such Agent shall be limited to the amounts for the time being held by the Trustee on the trusts of this Trust Deed and available to the Trustee for such purpose) and thereafter to hold all Individual Note Certificates (if any) and all sums, documents and records held by them in respect of the Notes on behalf of the Trustee; or

(ii)	to deliver up all Individual Note Certificates (if any) and all sums, documents and records held by them in respect of the Notes to the Trustee or as the Trustee shall direct in such notice; provided that such notice shall be deemed not to apply to any documents or records which the relevant Agent is obliged not to release by any law or regulation; and

(b)	by notice in writing to the Issuer require it to make all subsequent payments in respect of the Notes and Coupons (to the extent of any receipts, other than receipts in respect of Reserved Rights, from the Borrower pursuant to the Loan Agreement) to or to the order of the Trustee and not to the Principal Paying Agent and with effect from the receipt of any such notice to the Issuer and until such notice is withdrawn, proviso (i) Clause 2.3 (Covenant to Repay) insofar as it relates to the Principal Paying Agent will cease to have effect.

2.7	Redemption

(a)	Unless previously prepaid or repaid, the Borrower will be required to repay the Loan (together with any outstanding interest or additional amounts) on 16 February 2010 and, subject to such repayment, all the Notes then remaining outstanding will on that date be redeemed or repaid by the Issuer at their principal amount thereof.

(b)	If the Loan should become repayable (and be repaid), otherwise than as provided in sub-Clause (a) above, pursuant to the Loan Agreement prior to 16 February 2010, all Notes then remaining outstanding shall thereupon become due and redeemable or repayable in accordance with the Conditions.

2.8	Issuer’s Own Funds

Nothing contained in this Trust Deed or the Conditions, or any of the other Transaction Documents, shall require the Issuer to extend, apply or risk its own funds or otherwise incur any financial liability) in the performance of its obligations or duties or the exercise of any right, power, authority or discretion under this Trust Deed or the Conditions, or any of the other Transaction Documents, until it has first received from the Borrower the funds that are necessary to cover the costs and expenses in connection with such performance or exercise and/or (at its sole discretion) it shall have been indemnified and/or secured to its satisfaction against all liabilities, proceedings, claims and demands to which it may thereby become liable and all costs, charges and expenses which may be incurred by it in connection therewith. Noteholders must rely upon the Borrower’s covenant to pay in the Loan Agreement and the credit and financial standing of the Borrower in respect of payments of interest, principal and other amounts due to them pursuant to the Conditions.

2.9	Further Issues

(a)	The Issuer may from time to time (but subject always to the provisions of this Trust Deed and Condition 13 (Further Issues)) with the consent of the Borrower and without the consent of the Noteholders to create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest) so as to form a single series with the Notes. In relation to such further issue, the Issuer will enter into a loan agreement supplemental to the Loan Agreement with the Borrower on the same terms as the original Loan Agreement (or on the same terms except for the first payment of interest) subject to any modifications which, in the sole opinion of the Trustee, would not materially prejudice the interests of the Noteholders. The Issuer will provide a further fixed charge and absolute assignment by way of security in favour of the Trustee of its rights under such supplemental loan agreement equivalent to the rights charged and assigned as Note Security in relation to the Issuer’s rights under the original Loan Agreement which will, together with the Note Security referred to in the Conditions, secure both the Notes and such further notes.

(b)	Any further notes created and issued pursuant to the provisions of sub-clause (a) shall be constituted by a deed supplemental to this Trust Deed. In any such case the Issuer shall prior to the issue of any such further notes, execute and deliver to the Trustee a deed supplemental to this Trust Deed (if applicable, duly stamped or denoted) and containing a covenant by the Issuer in the form mutatis mutandis of Clause 2.3 (Covenant to Repay) of this Trust Deed in relation to the principal and interest in respect of such further notes and such other provisions (corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require.

(c)	A memorandum of every such supplemental deed shall be endorsed by the Trustee on this Trust Deed and by the Issuer on the duplicate of this Trust Deed.

3.	FORM OF NOTES

3.1	Global Note Certificate

The Notes will initially be represented by the Global Note Certificate in the principal amount of U.S.$150,000,000. Interests in the Global Note Certificate shall be exchangeable only in accordance with its terms for Individual Note Certificates.

3.2	Individual Note Certificates

The Individual Note Certificates will be security printed in accordance with applicable legal and stock exchange requirements substantially in the forms set out in Schedule 2 (Form of Individual Note Certificates). The Individual Note Certificates will have been attached to or enclosed with the Conditions and the form of transfer.

3.3	Signature

The Global Note Certificate and the Note Certificates will be signed manually or in facsimile by an Authorised Signatory of the Issuer and the Notes will be authenticated by or on behalf of the Registrar. The Issuer may use the facsimile signature of a person who at the date of this Trust Deed is a duly authorised person even if at the time of issue of any Note Certificates he no longer holds that office. Note Certificates so executed and authenticated will be binding and valid obligations of the Issuer.

4.	NOTE SECURITY

4.1	The Charge

The Issuer with full title guarantee and as continuing security for the payment of all sums under this Trust Deed and the Notes hereby charges in favour of the Trustee by way of first fixed charge (the “Charge”):

(a)	all of the Issuer’s rights, interests and benefits in and to (i) principal, interest and other amounts now or hereafter paid and payable by the Borrower to the Issuer as lender under the Loan Agreement; and (ii) all amounts now or hereafter paid or payable by the Borrower under or in respect of any claim, award or judgment relating to the Loan Agreement; and

(b)	all of the Issuer’s rights, interest and benefit in and to all sums held on deposit including accrued interest from time to time in the Account together with the debt represented thereby;

Provided that (a) for the avoidance of doubt the Issuer shall remain legal and beneficial owner of the property subject to the Charge (the “Charged Property”) following the granting of the Charge and (b), in the case of each of sub-Clauses (a) and (b) above, there shall be excluded from the Charge the Reserved Rights and any amounts relating to the Reserved Rights.

4.2	Assignment

(a)	The Issuer with full title guarantee hereby assigns absolutely by way of security to the Trustee for the benefit of itself and the Noteholders all of the Issuer’s rights, interests and benefits whatsoever, both present and future, whether proprietary, contractual or otherwise under or arising out of or evidenced by the Loan Agreement (including, without limitation, the right to declare the Loan immediately due and payable and to take proceedings to enforce the obligations of the Borrower thereunder) other than the Charged Property, the Reserved Rights and any amounts payable by the Borrower in relation to the Charged Property and the Reserved Rights.

(b)	On the irrevocable and unconditional payment or discharge by the Issuer of all sums under this Trust Deed and the Notes and the Issuer certifying such events to the Trustee in the form set out in Schedule 10 (Form of Certification of Irrevocable and Unconditional Discharge by Issuer of all Sums under the Trust Deed and the Notes), the Trustee, at the request and cost of the Issuer (to the extent it receives funds therefor from the Borrower), shall in the form set out in Schedule 11 (Form of Release, Reassignment or Discharge of Transferred Rights) release, reassign or discharge the Charged Property and the Transferred Rights to, or to the order of, the Issuer provided that no such release, reassignment or discharge shall be effective unless and until any such costs are paid to or to the order of the Trustee.

4.3	Perfection of Security

Forthwith upon the execution of this Trust Deed the Issuer shall give written notice (a) to the Borrower in the form set out in Schedule 5 (Form of Notice of the Charge and Assignment by Way of Security of Loan Agreement) of the Charge set out in sub-clause 4.1(a) (The Charge)

and of the assignment set out in Clause 4.2 (Assignment) and (b) to the Principal Paying Agent in the form set out in Schedule 7 (Form of Notice of Charge to the Account) of the Charge set out in sub-clause 4.1(b) (The Charge) and shall use its reasonable endeavours to procure that the Borrower and the Principal Paying Agent give, to the Trustee the acknowledgements thereof in the forms set out in Schedule 6 (Form of Acknowledgement of Notice of Charge and Assignment by Way of Security of Loan Agreement) and Schedule 8 (Form of Acknowledgement of Notice of Charge of the Account) (provided that if the Issuer shall have paid all sums stated in Clause 4.1 (The Charge) to be secured by the Charge, the Trustee will at any time thereafter at the request and expense of the Issuer (to the extent it receives funds therefor from the Borrower) release the Charged Property, details of which are set out above, to the Issuer, or as the Issuer shall direct, and shall release to the Issuer, or as the Issuer shall direct, any sums received by it in respect thereof and still held by it after such payment and discharge.

4.4	Rights of the Issuer

(a)	The Issuer (save as expressly provided in this Trust Deed, the Loan Agreement or with the consent of the Trustee) shall not pledge, charge, assign or otherwise transfer or deal with the Loan or the Charged Property or any right or benefit either present or future arising under or in respect of the Loan Agreement or the Account or any part thereof or any interest therein or purport to do so. Save as otherwise expressly provided in this Trust Deed, no proprietary or other direct interest in the Issuer’s rights under or in respect of the Loan Agreement, the Account, the Loan or the Charged Property exists for the benefit of the Noteholders.

(b)	Until a Relevant Event shall have occurred and be continuing, the Issuer shall (subject to the security created by the Charge in Clause 4.1 (The Charge)) be entitled to receive the interest on and any principal of the Loan subject also to its obligations in respect of those moneys under Clause 2.3 (Covenant to Repay) hereof.

4.5	Liability in respect of Charged Property

The Trustee shall not be obliged to insure or to procure the insurance of any Charged Property and shall have no responsibility or liability arising from the fact that any Charged Property is held in safe custody by any bank or custodian selected by the Issuer with the consent of the Trustee and nor does the Trustee have responsibility for monitoring the adequacy or otherwise of the insurance arrangements for the Charged Property.

4.6	Enforcement of the Security

(a)	The security created by this Trust Deed shall become enforceable upon the occurrence and continuation of a Relevant Event.

(b)	Subject to the provisions of Clause 7 (Enforcement Proceedings; Evidence of Default), at any time after the occurrence and continuation of an Event of Default, the Trustee shall be entitled to declare all amounts payable under the Loan Agreement by the Borrower to be due and payable and to take proceedings to enforce the obligations of the Borrower.

4.7	Trustee taking action in relation to the Charged Property

(a)

At any time after the occurrence and continuation of a Relevant Event, the Trustee shall be entitled to the interest on and any principal of the Loan (except for any payments due in respect of the Reserved Rights) and may call in, collect, sell, or otherwise deal with the Loan and the Charged Property and any interest thereon or other moneys due under the Loan Agreement (except for any payments due in respect of the Reserved Rights) or in respect of the Account in such manner as the Trustee thinks fit, and may take such actions or proceedings in connection therewith as it considers appropriate, and the Trustee shall apply the proceeds of such realisation in the manner described in Clause 8 (Application of Moneys Received by the Trustee).

(b)	Sections 93 and 103 of the Law of Property Act 1925 shall not apply hereto, but the powers of sale, calling in, collection and appointment of a receiver and other powers conferred upon a mortgagee by Sections 101 and 104 of the said Law of Property Act 1925 shall apply hereto.

(c)	At any time after the occurrence and continuation of either an Event of Default or a Relevant Event, the Trustee shall be entitled to do any of the acts and things listed in Schedule 9 (Trustee’s Powers in Relation to the Charged Property and the Transferred Rights) in relation to the Charged Property, the Account or the Transferred Rights (a) in the name and on behalf of the Issuer prior to the occurrence and continuation of a Relevant Event and (b) either in its own name or in the name of the Issuer after the occurrence and continuation of a Relevant Event. By way of security the Issuer hereby appoints and constitutes the Trustee as the Issuer’s true and lawful attorney with full power in the name and on behalf of the Issuer to do any of the acts and things listed in Schedule 9 (Trustee’s Powers in Relation to the Charged Property and the Transferred Rights) and with full power for any such attorney to sub-delegate any of such powers including the power to sub-delegate.

(d)	In order to facilitate the enforcement by the Trustee at any time after the occurrence and continuation of a Relevant Event of the Charge set out in Clause 4.1 (The Charge), the Issuer hereby irrevocably appoints and constitutes the Trustee the Issuer’s true and lawful attorney with full power in the name and on behalf of the Issuer or otherwise:

(i)	to request, require, demand, receive, compound, give receipts and discharges for, settle and compromise any and all sums and claims for money due and to become due under or in respect of the Charged Property and all other rights and obligations arising in respect thereof;

(ii)	to endorse any cheques or other instruments or orders in that connection;

(iii)	to file any claim, to take any action or institute any proceeding which the Trustee may deem to be necessary or advisable in connection therewith either in its own name or in the name of the Issuer or in both such names;

(iv)	to execute any documents and to do anything which the Trustee deems to be necessary or desirable hereunder or thereunder, and with full power to delegate any of the rights and powers hereby conferred upon it; and

(v)	without prejudice to the generality of the foregoing, to exercise all or any of the powers or rights which but for the creation of the Note Security would have been powers or rights of the Issuer in relation to the Charged Property in such manner as it may consider expedient.

4.8	Appointment of Receiver

At any time after a Relevant Event has occurred and is continuing, the Trustee may by writing appoint any person or persons to be a receiver, a receiver and manager or an administrative receiver (which shall not be the Trustee or an Affiliate of the Trustee) (each, a “Receiver”), and may remove any Receiver so appointed and appoint another in its place. Section 109(1) of the Law of Property Act 1925 shall not apply.

4.9	Discharge

Upon any sale, calling in, collection, conversion or enforcement as provided in Clause 4.7 (Trustee taking action in relation to the Charged Property) above and upon any other dealing or transaction under the provisions contained in this Trust Deed, the receipt of the Trustee for the purchase money of the assets sold and for any other moneys paid to it shall effectually discharge the purchaser or other person paying the same and such purchaser or other person shall not be responsible for the application of such moneys.

4.10	Receiver

If the Trustee appoints a Receiver in relation to the Charged Property, the following provisions shall have effect in relation thereto:

(a)	such appointment may be made either before or after the Trustee has taken possession of any of the Charged Property or at any time after the Trustee has taken possession of the Transferred Rights;

(b)	such Receiver may be vested by the Trustee with such powers and discretions (not exceeding the powers and discretions of the Trustee) as the Trustee has and may think expedient, including those listed in the Schedule 9 (Trustee’s Powers in Relation to the Charged Property and the Transferred Rights), sell or concur in selling all or any of the Charged Property, or charge or release all or any of the Charged Property or Transferred Rights, in each case without restriction and on such terms and for such consideration (if any) as he may think fit and may carry any such transaction into effect by conveying, transferring and delivering in the name or on behalf of the Issuer or otherwise;

(c)	such Receiver shall in the exercise of his powers, authorities and discretions conform to regulations from time to time made by the Trustee;

(d)	the Trustee may from time to time fix the remuneration of such Receiver and direct payment thereof out of moneys accruing to him in the exercise of his powers as such;

(e)	the Trustee may from time to time and at any time require any such Receiver to give security for the due performance of his duties as Receiver and may fix the nature and amount of the security to be so given, but the Trustee shall not be bound in any case to require any such security;

(f)	save insofar as otherwise directed by the Trustee, all moneys from time to time received by such Receiver shall be paid over forthwith to the Trustee to be held by it in accordance with the provisions of Clause 8 (Application of Moneys Received by the Trustee); and

(g)	the Trustee and the Noteholders shall not be responsible for any misconduct or negligence on the part of any such Receiver and shall not incur any liability therefor or by reason of its or their making or consenting to the appointment of a Receiver under this Trust Deed.

4.11	Further Assurance

The Issuer shall (to the extent it receives the funds therefor from the Borrower) execute and do all such assurances, acts and things as the Trustee may reasonably require (including, without limitation, the giving of notices of charge or assignment and the effecting of filings or registrations in any jurisdiction) for perfecting or protecting the Charged Property or the Transferred Rights and from time to time and at any time after the security over the Charged Property or any part thereof has become enforceable or from time to time and at any time in respect of the Transferred Rights shall execute and do all such assurances, acts and things as the Trustee may reasonably require for facilitating the realisation of, or enforcement of rights in respect of, all or any of the Charged Property or Transferred Rights, as the case may be. For the purposes of this Clause 4.11 (Further Assurance), a certificate in writing signed by the Trustee to the effect that any particular assurance or thing required by it is reasonably required shall be conclusive evidence of the fact.

4.12	Liability of the Trustee

The Trustee shall not nor shall any Appointee of the Trustee by reason of taking possession of all or any of the Charged Property or Transferred Rights (as applicable) or any other reason whatsoever and whether as mortgagee in possession or on any other basis whatsoever be liable to account for anything except actual receipts or be liable for any loss or damage arising from realisation of, or enforcement of rights in respect of such Charged Property or Transferred Rights or any other property, assets, rights or undertakings of whatsoever nature whether or not owned by the Issuer or any other person or in which the Issuer or such other person has an interest, from any act, default or omission in relation to such Charged Property or Transferred Rights or any other property, assets, rights or undertakings of whatsoever nature whether or not owned by the Issuer or any other person or in which the Issuer or such other person has an interest, or from any exercise or non-exercise by it of any power, authority or discretion conferred upon it in relation to all or any of the Charged Property or Transferred Rights or any other property, assets, rights or undertakings of whatsoever nature whether or not owned by the Issuer or any other person or in which the Issuer or such other person has an interest, by or pursuant to this Trust Deed.

4.13	Powers additional to LPA 1925

The powers conferred by this Trust Deed in relation to all or any of the Charged Property or Transferred Rights (as applicable) on the Trustee or on any Appointee shall be in addition to and not in substitution for the powers conferred on mortgagees or receivers (in the case of an appointment of a Receiver) under the Law of Property Act 1925 and the Insolvency Act 1986 and where there is any ambiguity or conflict between the powers contained in such Act and those conferred by this Trust Deed the terms of this Trust Deed shall prevail.

4.14	Dealings with the Trustee

No person dealing with the Trustee or with any Appointee of all or any of the Charged Property or Transferred Rights (as applicable) appointed by the Trustee shall be concerned to enquire whether any event has happened upon which any of the powers, authorities and discretions conferred by or pursuant to this Trust Deed in relation to such Charged Property or Transferred Rights or any other property, assets or undertaking are or may be exercisable by the Trustee or by any such Receiver or otherwise as to the propriety or regularity of acts purporting or intended to be in exercise of any such powers, authorities or discretions and all the protections of purchasers contained in Sections 104 and 107 of the Law of Property Act 1925 shall apply to any person purchasing from or dealing with the Trustee or any such Appointee in like manner as if the statutory powers of sale and of appointing an Appointee in relation to such Charged Property or Transferred Rights or any other property, assets or undertaking had not been varied or extended by this Trust Deed.

5.	STAMP DUTY

Subject to receipt of the necessary funds from the Borrower pursuant to or in connection with the Loan Agreement, the Issuer will pay all stamp duties, stamp duty reserve tax, registration, documentary and any other similar duties or taxes (including interest and penalties thereon or in connection therewith) (if any) payable upon or in connection with (i) the constitution, issue, offering and/or initial delivery of the Notes, and (ii) the execution and (when applicable) delivery of any Transaction Document. Subject to receipt of the necessary funds from the Borrower pursuant to or, in connection with the Loan Agreement, the Issuer will also indemnify the Trustee and the Noteholders against stamp duties, stamp duty reserve tax, registration, documentary and any other similar duties or taxes (including interest and penalties thereon or in connection therewith) (if any) payable upon or in connection with any action properly taken by or on behalf of the Trustee with respect to this Trust Deed or the Notes, in any jurisdiction in connection with such action.

6.	COVENANT TO COMPLY WITH TRUST DEED AND SCHEDULES

The Issuer covenants with the Trustee to comply with those provisions of this Trust Deed and the Conditions which are expressed to be binding on it and to perform and observe the same. The Notes are subject to the provisions contained in this Trust Deed and the Conditions, all of which shall be binding upon the Issuer and the Noteholders and all persons claiming through or under them respectively. The Schedules shall have full effect in the like manner as if the same had been incorporated herein.

7.	ENFORCEMENT PROCEEDINGS; EVIDENCE OF DEFAULT

7.1	Enforcement

At any time after an Event of Default or a Relevant Event shall have occurred and be continuing, the Trustee may, at its discretion and without further notice, institute such proceedings as it may think fit to enforce the rights of the Noteholders and the provisions of this Trust Deed (which, for the avoidance of doubt, in the case of the occurrence and continuation of a Relevant Event shall mean to enforce the security created hereunder by the Issuer), but it shall not be bound to take any such proceedings unless (i) it shall have been so requested in writing by Noteholders whose Notes constitute at least one-quarter in principal amount of the Notes outstanding or shall have been so directed by an Extraordinary Resolution, and (ii) it shall have been indemnified or secured to its satisfaction against all liabilities, proceedings, claims and demands to which it may thereby become liable and all costs, charges and expenses which may be incurred by it in connection therewith. Only the Trustee may enforce the provisions of the Notes or this Trust Deed or pursue the remedies under the general law to enforce the rights of the Noteholders and no Noteholder shall be entitled to enforce such provisions or pursue such remedies unless the Trustee, having become bound to proceed in accordance with this Trust Deed, has failed or neglected to do so within a reasonable time and such failure or neglect is continuing.

7.2	Trustee responsibility

The Trustee makes no representation as to and assumes no responsibility for the validity or enforceability of the Loan Agreement or the performance by the Issuer of its obligations under or in respect of the Notes and this Trust Deed or by the Borrower in respect of the Loan Agreement.

7.3	Proof of Default

Should the Trustee make any claim in respect of, or lodge any proof in a winding-up in respect of, or institute any proceedings to enforce, any obligation under this Trust Deed, the Loan Agreement or in respect of the Notes, proof therein that, as regards any specified Note, default has been made in paying any amount in respect of principal or interest due to the relative Noteholder shall (unless the contrary is proved) be sufficient evidence that default has been made as regards all other Notes in respect of which a corresponding payment is then due.

7.4	Recourse to Security

Notwithstanding any other provisions of this Trust Deed and the Conditions, the Trustee and the Noteholders shall have recourse by way of enforcement only to the Charged Property in accordance with Clause 8 (Application of Moneys received by the Trustee). After realisation of the security which has become enforceable and application of the proceeds in accordance with Clause 8 (Application of Moneys received by the Trustee), the Issuer’s payment obligations under this Trust Deed and the Notes shall be satisfied and none of the foregoing parties may take any further steps against the Issuer to recover any further sums in respect thereof and the right to receive any such sums shall be extinguished.

8.	APPLICATION OF MONEYS RECEIVED BY THE TRUSTEE

The Trustee shall apply all moneys received by it under this Trust Deed or in connection with the enforcement or realisation of the Note Security (without prejudice to Clause 9 (Power to Retain and Invest Less than 10 Per Cent.)):

(a)	first, in payment or satisfaction of the costs, charges, expenses and liabilities incurred by the Trustee in or about the preparation and execution of the trusts of this Trust Deed (including remuneration of the Trustee and of any Appointee appointed hereunder) and incurred by the Trustee or a Receiver in the realisation or enforcement of the Note Security;

(b)	secondly, in or towards payment pari passu and rateably of all arrears of amounts corresponding to principal and interest remaining unpaid in respect of the Notes; and

(c)	third, the balance (if any) in payment to the Issuer;

and without prejudice to the provisions of this Clause 8 (Application of Monies Received by the Trustee), if the Trustee shall hold any moneys which represent amounts payable in respect of Notes which have become void under Condition 8 (Prescription), the Trustee shall (subject to the payment or provision for the payment or satisfaction of all costs, charges, expenses, indemnities and liabilities, including the remuneration of the Trustee or any Appointee of the Trustee) pay the same forthwith to the Issuer without prejudice to any question as to how such surplus should be dealt with as between the Issuer and any other person for the time being entitled thereto in priority to the Issuer.

9.	POWER TO RETAIN AND INVEST LESS THAN 10 PER CENT.

If the amount of the moneys at any time available for payment in respect of the Notes under Clause 8 (Application of Moneys Received by the Trustee) shall be less than a sum sufficient to pay at least one-tenth of the principal amount of the Notes then outstanding, the Trustee may, at its discretion, invest such moneys upon some or one of the investments hereinafter authorised with power from time to time, at the like discretion, to vary such investments and such investment with the resulting income thereof may be accumulated until the accumulations together with any other funds for the time being under the control of the Trustee and applicable for this purpose shall amount to a sum sufficient to pay at least one-tenth of the principal amount of the Notes then outstanding and such accumulations and funds (after deduction of any taxes and any other reductions applicable thereto) shall then be applied as specified in Clause 8 (Application of Moneys Received by the Trustee).

10.	WITHHOLDING OR DEDUCTION FROM DISTRIBUTION OR PAYMENT

Notwithstanding anything else contained in this Trust Deed, if the Trustee shall be required to make any deduction or withholding from any distribution or payment made by it under this Deed or if the Trustee shall otherwise be charged to, or may become liable to, costs (other than in respect to its fees) as a consequence of performing its duties under this Trust Deed (including in relation to the Loan Agreement) and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed or the Loan Agreement, then the Trustee shall be entitled to make such deduction or withholding or (as the case may be) to retain out of sums received by it an amount in its opinion sufficient to discharge any liability or prospective liability to costs which relates to sums so received or distributed, or to discharge any such other liability of the Trustee to costs. This Clause 10 shall in no way prejudice indemnification of the Trustee contained elsewhere in this Trust Deed, the Agency Agreement or any other agreement or document between the Trustee and the Issuer or the Borrower or the Agents.

11.	AUTHORISED INVESTMENTS

Any moneys which under the trusts herein contained ought to or may be invested by the Trustee may be invested in the name or under the control of the Trustee in any of the investments for the time being authorised by English law for the investment by trustees of trust moneys or in any other investments, whether similar to those aforesaid or not, which may be selected by the Trustee or by placing the same on deposit in the name or under the control of the Trustee with such bank or other financial institution as the Trustee may think fit and in such currency as the Trustee in its absolute discretion may determine and the Trustee may at any time vary or transfer any of such investments for or into other such investments or convert any moneys so deposited into any other currency and shall not be responsible for any loss occasioned by reason of any such investments or such deposit whether by depreciation in value, fluctuation in exchange rates or otherwise.

12.	DEPOSIT OF DOCUMENTS

The Trustee may appoint as custodian, on such terms as it may deem appropriate, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers believed by it to be of good repute and may deposit this Trust Deed and any other documents with such custodian and subject to receipt by it of the appropriate payments or funds from the Borrower pursuant to the Loan Agreement, the Issuer shall pay all sums due in respect thereof. The Trustee is not obliged to appoint a custodian of securities payable to bearer.

13.	PAYMENT TO NOTEHOLDERS

Any payment made by the Borrower under the Loan Agreement or to the order of, the Trustee or the Principal Paying Agent shall pro tanto satisfy the obligations of the Issuer in respect of the Notes.

Any payment to be made in respect of the Notes by the Issuer or the Trustee may be made in the manner provided in the Conditions and in Clause 2.3 (Covenant to Repay) and any payment so made shall be a good discharge to the Issuer or the Trustee, as the case may be.

14.	PRODUCTION OF NOTES

Upon payment to a Noteholder under Clauses 7 (Enforcement) and 8 (Application of Moneys Received by the Trustee) of amounts corresponding to principal under the Loan, the Note in respect of which such payment is made shall, if the Trustee so requires, be produced to the Trustee or the Principal Paying Agent by or through whom such payment is made and the Trustee shall, in the case of part payment, enface or cause such Principal Paying Agent to enface a memorandum of the amount and date of payment on such Note or, in the case of payment of the amount corresponding in full, shall cause to be surrendered to the Trustee such Note or shall cancel or procure the same to be cancelled and shall certify or procure the certification of such cancellation.

15.	COVENANTS BY THE ISSUER

The Issuer hereby covenants with the Trustee that, so long as any of the Notes remains outstanding (or, in the case of sub-clauses 15.1, 15.7, 15.8 and 15.9, so long as any of the Notes remains liable to prescription or, in the case of sub-clause 15.16, until the expiry of a period of 30 days after the Relevant Date in respect of the payment of principal in respect of all such Notes remaining outstanding at such time) it will:

15.1	Agents

To the extent that funds are received from the Borrower under the Loan Agreement, at all times maintain Agents in accordance with the Conditions;

15.2	Conduct

At all times carry on and conduct its affairs in such a manner as to ensure, so far as is practicable, that a Relevant Event does not occur;

15.3	Books of Account

At all times keep such books of accounts as may be necessary to comply with all applicable laws and so as to enable the financial statements of the Issuer to be prepared and allow the Trustee and any person appointed by it free access to the same at all reasonable times during business hours and to discuss the same with responsible officers of the Issuer;

15.4	Notice of Events

Give notice in writing to the Trustee of the occurrence of any Potential Event of Default, Event of Default or Relevant Event promptly upon becoming aware thereof and without waiting for the Trustee to take any further action;

15.5	Certificates

So far as permitted by law, at all times give or procure to be given to the Trustee such opinions, certificates, information and evidence as it shall require and in such form as it shall require (including, but without prejudice to the generality of the foregoing, all such certificates called for by the Trustee pursuant to Clause 15.6 (Certificates of Compliance)) for the purposes of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under these presents or by operation of law;

15.6	Certificates of Compliance

Provide to the Trustee within 10 days of any request by the Trustee a certificate in the English language, signed by two Authorised Signatories certifying that up to a specified date not earlier than seven days prior to the date of such certificate (the “Certified Date”) the Issuer has complied with its obligations under this Trust Deed (or, if such is not the case, giving details of the circumstances of such non-compliance) and that as at such date there did not exist nor had there existed at any time prior thereto since the Certified Date in respect of the previous such certificate (or, in the case of the first such certificate, since the date of this Trust Deed) any Relevant Event;

15.7	Further Acts

So far as permitted by law at all times execute all such further documents and do all such further acts and things as may be necessary at any time or times in the opinion of the Trustee to give effect to the terms and conditions of this Trust Deed (including the Charge);

15.8	Notice to Noteholders

Send to the Trustee for approval at least five days in advance of the proposed publication date of any such notice a copy of the form of notice (if any) required to be given by the Issuer to the Noteholders in accordance with Condition 15 and obtain the approval of the Trustee to, and give to the Trustee two copies of, the final form of every notice to be given to the Noteholders in accordance with Condition 15 (such approval, unless so expressed, not to constitute approval for the purposes of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”) of a communication within the meaning of Section 21 of the FSMA);

15.9	Compliance

Observe and comply with its obligations under the Agency Agreement and use reasonable endeavours to procure that the Agents observe and comply with the Agency Agreement, and, without the prior written consent of the Trustee, not agree to any amendment to or modification or waiver of the terms of the Agency Agreement and use all reasonable endeavours to make such amendments to the Agency Agreement as the Trustee may require;

15.10	Stock Exchange

At all times use its best endeavours to procure that there will be furnished to any stock exchange on which the Notes are from time to time listed or quoted such information in relation to the Issuer as such stock exchange may require in accordance with its normal requirements or in accordance with any arrangements for the time being made with any such stock exchange;

15.11	Notice of Note Security

Give notice to the Borrower and the Principal Paying Agent of the Security in accordance with Clause 4 (Note Security);

15.12	Delivery of Information

Deliver to the Trustee all information received by it under the Loan Agreement;

15.13	Notification of Non-Payment

Use its best endeavours to procure that the Principal Paying Agent notifies the Trustee forthwith in the event that it does not, on or before the due date for payment in respect of the Notes or any of them, receive unconditionally the full amount in the relevant currency of the moneys payable on such due date on all such Notes;

15.14	Notification of Late Payment

In the event of the unconditional payment to the Principal Paying Agent or the Trustee of any sum due in respect of the Notes or any of them being made after the due date for payment thereof, forthwith give notice to the Noteholders that such payment has been made;

15.15	Notification of Redemption or Repayment

Not less than the number of days specified in the relevant Condition prior to the redemption or repayment date in respect of any Note, give to the Trustee notice in writing of the amount of such redemption or repayment pursuant to the Conditions;

15.16	Change of Taxing Jurisdiction

If payments of principal or interest in respect of the Notes by the Issuer shall become subject generally to the taxing jurisdiction of any territory or any political sub-division or any authority therein or thereof having power to tax other than or in addition to the United Kingdom or Ukraine or any such political sub-division or any such authority therein or thereof, promptly upon becoming aware thereof notify the Trustee of such event and (unless the Trustee otherwise agrees) enter forthwith into a trust deed supplemental to this Trust Deed, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 7 (Taxation) with the substitution for (or, as the case may be, the addition to) the references therein to the United Kingdom, Ukraine or any political sub-division or any authority therein or thereof having power to tax of references to that other or additional territory or any political sub-division or any authority therein or thereof having power to tax to whose taxing jurisdiction such payments shall have become subject as aforesaid;

15.17	Listing

Use its reasonable endeavours (and at the expense of the Borrower) to maintain the listing of the Notes on the Stock Exchange or, if it is unable to do so having used its reasonable endeavours or if the Trustee considers that the maintenance of such listing is unduly onerous and the Trustee is of the opinion that to do so would not be materially prejudicial to the interests of the Noteholders, use all reasonable endeavours (and at the expense of the Borrower) to obtain and maintain a quotation or listing of the Notes on such other stock exchange or exchanges or securities market or markets as the Issuer may (with the prior written approval of the Trustee) decide;

15.18	Other Acts

At all times do all such acts or things under the Loan Agreement as the Trustee may reasonably direct or request from time to time;

15.19	Authorised Signatories

Upon the execution hereof and thereafter forthwith upon request by the Trustee, deliver to the Trustee (with a copy to the Principal Paying Agent) a list of the Authorised Signatories of the Issuer, together with certified specimen signatures of the same; and

15.20	Payments

Subject to receipt by it of the appropriate payments or funds from the Borrower pursuant to the Loan (including for payment of the additional amounts referred to in this Clause 15.20), pay moneys payable by it to the Trustee hereunder without set off, counterclaim, deduction or withholding, unless otherwise compelled by law and in the event of any deduction or withholding compelled by law will pay such additional amount as will result in the payment to the Trustee of the amount which would otherwise have been payable by it to the Trustee hereunder.

16.	AMENDMENTS AND SUBSTITUTION

16.1	Waiver

The Trustee may, without any consent or sanction of the Noteholders and without prejudice to its rights in respect of any subsequent breach, condition, event or act, from time to time and at any time, but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby, authorise or waive, on such terms and conditions (if any) as shall seem expedient to it, any breach or proposed breach by the Issuer of any of the covenants or provisions contained in this Trust Deed, the Notes or the Agency Agreement or, pursuant to the Transferred Rights, by the Borrower of the terms of the Loan Agreement or determine that any event which could or might otherwise give rise to a right of acceleration under the Loan Agreement shall not be treated as such for the purposes of this Trust Deed; any such authorisation, waiver or determination shall be binding on the Noteholders and, if, but only if, the Trustee shall so require, the Issuer shall cause such authorisation, waiver or determination to be notified to the Noteholders as soon as practicable thereafter in accordance with the Condition relating thereto; provided that the Trustee shall not exercise any powers conferred upon it by this Clause in contravention of any express direction by an Extraordinary Resolution or of a request in writing made by the holders of not less than 25 per cent. in aggregate principal amount of the Notes then outstanding (but so that no such direction or request shall affect any authorisation, waiver or determination previously given or made) or so as to authorise or waive any such breach or proposed breach relating to any of the matters the subject of the Reserved Matters as specified and defined in Schedule 4 (Provisions for Meetings of Noteholders).

16.2	Modifications

The Trustee may from time to time and at any time without any consent or sanction of the Noteholders concur with the Issuer (and, if applicable, with the Borrower) in making (a) any modification to this Trust Deed (other than in respect of Reserved Matters as specified and defined in Schedule 4 (Provisions for Meetings of Noteholders) or any provision of this Trust Deed referred to in that specification), the Notes or, pursuant to the Transferred Rights, the Loan Agreement which in the opinion of the Trustee it may be proper to make provided the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders or (b) any modification to this Trust Deed or the Notes if in the opinion of the Trustee such modification is of a formal, minor or technical nature or made to correct a manifest error. Any such modification shall be binding on the Noteholders and, unless the Trustee otherwise agrees, the Issuer shall cause such modification to be notified to the Noteholders as soon as practicable thereafter in accordance with the Conditions.

16.3	Loan Agreement

So long as any of the Notes remains outstanding, the Issuer will not, without the prior written consent of the Trustee, agree to any amendment to or any modification or waiver of or authorise any breach or proposed breach of, the terms of the Loan Agreement and will act at all times in accordance with any instructions of the Trustee from time to time with respect to the Loan Agreement, except as otherwise expressly provided in the Loan Agreement, as the case may be. Any such amendment, modification, waiver or authorisation made with the consent of the Trustee shall be binding on the Noteholders and Couponholders and, unless the Trustee agrees otherwise, any such amendment or modification shall be notified by the Issuer to the Noteholders in accordance with the Conditions.

16.4	Substitution

(a)	Procedure: The Trustee may, without the consent of the Noteholders, agree to the substitution, in place of the Issuer (or of any previous substitute under this Clause) of any other entity (hereinafter called the “Substituted Obligor”) as the principal debtor hereunder if:

(i)	the Borrower under the Loan Agreement has provided its consent to such substitution, to the Issuer;

(ii)	a trust deed is executed or some other written form of undertaking is given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by the terms of this Trust Deed and the Notes with any consequential amendments which the Trustee may deem appropriate, as fully as if the Substituted Obligor had been named in this Trust Deed and on the Notes as the principal debtor in place of the Issuer (or of any previous substitute under this Clause);

(iii)	the Substituted Obligor shall have acquired the rights and assumed the obligations of the Issuer under or in connection with the Loan Agreement (with the consent, where applicable, of the Borrower) and the Account and such rights shall have been effectively charged to the Trustee in a manner satisfactory to the Trustee and such amendments to the Loan Agreement and this Trust Deed as the Trustee may require shall have been made (including, without prejudice to the generality of the foregoing, but subject to Clause 16(a)(v) below, the substitution therein where relevant or the addition where applicable of references to the territory where the Substituted Obligor is incorporated, domiciled or resident for references to the United Kingdom);

(iv)	arrangements are made to the satisfaction of the Trustee for the Noteholders and the Trustee to have or be able to have the same or equivalent rights against the Substituted Obligor as they have against the Issuer (or any such previous substitute);

(v)	the Trustee is satisfied that the Substituted Obligor has obtained all governmental and regulatory approvals and consents necessary for its assumption of liability as principal debtor in respect of the Notes in place of the Issuer (or such previous substitute as aforesaid) and such approvals and consents are at the time of substitution in full force and effect; and

(vi)

without prejudice to the generality of the preceding sub-clauses 16.4(a)(i)-(v) where the Substituted Obligor is incorporated, domiciled or resident in a territory other than the United Kingdom, undertakings or covenants are given in terms corresponding to the provisions of Condition 7 (Taxation) with the substitution for or addition to the references to the United Kingdom of references to the territory in which the Substituted Obligor is incorporated, domiciled or resident or to the taxing jurisdiction of which, or of any political subdivision or authority of or in which, the Substituted Obligor is otherwise subject generally; and

(vii)	the Trustee is satisfied that the said substitution is not materially prejudicial to the interests of the Noteholders as a class;

(b)	Change of law: In connection with any proposed substitution of the Issuer or any previous substitute, the Trustee may, in its absolute discretion and without the consent of the Noteholders agree to a change of the law from time to time governing the Notes and this Trust Deed provided that such change of law, in the opinion of the Trustee, would not be materially prejudicial to the interests of the Noteholders;

(c)	Extra duties: The Trustee shall be entitled to refuse to approve any Substituted Obligor if, pursuant to the law of the country of incorporation of the Substituted Obligor, the assumption by the Substituted Obligor of its obligations hereunder imposes responsibilities on the Trustee over and above those which have been assumed under this Trust Deed;

(d)	Directors’ certification: If any two directors of the Substituted Obligor certify that immediately prior to the assumption of its obligations as Substituted Obligor under this Trust Deed the Substituted Obligor is solvent after taking account of all prospective and contingent liabilities resulting from its becoming the Substituted Obligor, the Trustee need not have regard to the financial condition, profits or prospects of the Substituted Obligor or compare the same with those of the Issuer (or of any previous substitute under this Clause);

(e)	Interests of Noteholders: In connection with any proposed substitution, the Trustee shall not have regard to, or be in any way liable for, the consequences of such substitution for individual Noteholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory. No Noteholder shall, in connection with any such substitution, be entitled to claim from the Issuer any indemnification or payment in respect of any tax consequence of any such substitution upon individual Noteholders;

(f)	Release of Issuer: Any such agreement by the Trustee pursuant to sub-clause (a) (Procedure) shall, if so expressed, operate to release the Issuer (or such previous substitute as aforesaid) from any or all of its obligations as principal debtor under the Notes and this Trust Deed. Not later than fourteen days after the execution of any such documents as aforesaid and after compliance with the said requirements of the Trustee, the Substituted Obligor shall cause notice thereof to be given to the Noteholders; and

(g)	Completion of Substitution: Upon the execution of such documents and compliance with the said requirements, the Substituted Obligor shall be deemed to be named in this Trust Deed and the Notes as the principal debtor in place of the Issuer (or of any previous substitute under this Clause) and this Trust Deed, the Notes and the Agency Agreement shall thereupon be deemed to be amended in such manner as shall be necessary to give effect to the substitution and without prejudice to the generality of the foregoing any references in this Trust Deed, in the Notes or in the Agency Agreement to the Issuer shall be deemed to be references to the Substituted Obligor.

17.	TERMS OF APPOINTMENT

By way of supplement to the Trustee Acts, it is expressly declared as follows:

17.1	Reliance on Information

(a)	Advice: The Trustee may in relation to this Trust Deed act on the opinion or advice of or a certificate or any information obtained from any lawyer, banker, valuer, surveyor, broker, auctioneer, accountant or other expert (whether obtained by the Trustee, the Issuer, the Borrower, any Subsidiary of the Issuer or of the Borrower, or any Agent) and which advice or opinion may be provided on such terms (including as to limitations on liability) as the Trustee may consider in its sole discretion to be consistent with prevailing market practice with regard to advice or opinions of that nature and shall not be responsible for any Liability occasioned by so acting; any such opinion, advice, certificate or information may be sent or obtained by letter, telegram, telex, cablegram or facsimile transmission and the Trustee shall not be liable for acting on any opinion, advice, certificate or information purporting to be so conveyed although the same shall contain some error or shall not be authentic;

(b)	Certificate of directors or Authorised Signatories: the Trustee may call for and shall be at liberty to accept a certificate signed by any two directors and/or two Authorised Signatories of the Issuer or the Borrower, as the case may be, or other person duly authorised on their behalf as to any fact or matter prima facie within the knowledge of the Issuer or the Borrower, as the case may be, as sufficient evidence thereof and a like certificate to the effect that any particular dealing, transaction or step or thing is, in the opinion of the person so certifying, expedient as sufficient evidence that it is expedient and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by its failing so to do;

(c)	Resolution or direction of Noteholders: the Trustee shall not be responsible for acting upon any resolution purporting to be a Written Resolution or to have been passed at any meeting of the Noteholders in respect whereof minutes have been made and signed or a direction of a specified percentage of Noteholders, even though it may subsequently be found that there was some defect in the constitution of the meeting or the passing of the resolution or the making of the directions or that for any reason the resolution purporting to be a Written Resolution or to have been passed at any Meeting or the making of the directions was not valid or binding upon the Noteholders;

(d)	Reliance on certification of clearing system: the Trustee may call for and shall be at liberty to accept and place full reliance on as sufficient evidence thereof and shall not be liable to the Issuer or any Noteholder by reason only of either having accepted as valid or not having rejected an original certificate or letter of confirmation purporting to be signed on behalf of Euroclear or Clearstream, Luxembourg or any other relevant clearing system in relation to any matter;

(e)	Noteholders as a class: whenever in this Trust Deed the Trustee is required in connection with any exercise of its powers, trusts, authorities or discretions to have regard to the interests of the Noteholders, it shall have regard to the interests of the Noteholders as a class and in particular, but without prejudice to the generality of the foregoing, shall not be obliged to have regard to the consequences of such exercise for any individual Noteholder resulting from his or its being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof;

(f)	Trustee not responsible for investigations: the Trustee shall not be responsible for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, the Notes, or any other agreement or document relating to the transactions herein or therein contemplated or for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence thereof;

(g)	No obligation to monitor: the Trustee shall be under no obligation to monitor or supervise the functions of any other person under the Notes or any other agreement or document relating to the transactions herein or therein contemplated and shall be entitled, in the absence of actual knowledge of a breach of obligation, to assume that each such person is properly performing and complying with its obligations;

(h)	Notes held by the Issuer or the Borrower: in the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry (other than requesting a certificate under Clause 17.1(b) (Certificate of directors or Authorised Signatories), that no Notes are for the time being held by or for the benefit of the Issuer, the Borrower or the Affiliates or Subsidiaries of either of them;

(i)	Entry on the Register: the Trustee shall not be liable to the Issuer or any Noteholder by reason of having accepted as valid or not having rejected any entry on the Register later found to be forged or not authentic and can assume for all purposes in relation hereto that any entry on the Register is correct;

(j)	Forged Notes: the Trustee shall not be liable to the Issuer or any Noteholder by reason of having accepted as valid or not having rejected any Note as such and subsequently found to be forged or not authentic;

(k)	Legal Opinions: the Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Notes or for checking or commenting upon the content of any such legal opinion;

(l)	Effectiveness of Documents: the Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto. In addition the Trustee shall not be responsible for the effect of the exercise of any of its powers, duties and discretions hereunder;

(m)	Events of Default, Potential Event of Default, Relevant Events and Rating Decline: the Trustee shall not be bound to give notice to any person of the execution of this Trust Deed or to take any steps to ascertain whether any Event of Default, Potential Event of Default, Relevant Event or Rating Decline has happened and, until it shall have actual knowledge or express notice to the contrary, the Trustee shall be entitled to assume that no such Event of Default, Potential Event of Default, Relevant Event or Rating Decline has happened and that the Issuer is observing and performing all the obligations on its part contained in the Notes and under this Trust Deed and no event has happened as a consequence of which any of the Notes may have become repayable;

(n)	Registration of Loan Agreement: the Trustee shall not be responsible for any registration, recording or filing of the Loan Agreement required in or by the laws and regulations of Ukraine; and

(o)	Right to Deduct or Withhold: notwithstanding anything contained in this Trust Deed, to the extent required by any applicable law, if the Trustee is or will be required to make any deduction or withholding from any distribution or payment made by it hereunder or if the Trustee is or will be otherwise charged to, or is or may become liable to, tax as a consequence of performing its duties hereunder whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed (other than in connection with its remuneration) or any investments or deposits from time to time representing the same, including any income or gains arising therefrom or any action of the Trustee in connection with the trusts of this Trust Deed (other than in connection with its remuneration) or otherwise, then the Trustee shall be entitled to make such deduction or withholding or, as the case may be, to retain out of sums received by it an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the Trustee upon the trusts of this Trust Deed.

17.2	Trustee’s powers and duties

(a)	Trustee’s determination: The Trustee may determine whether or not a default in the performance or observance by the Issuer of any obligation under the provisions of this Trust Deed or contained in the Notes is capable of remedy and if the Trustee shall certify that any such default is, in its opinion, not capable of remedy, such certificate shall be conclusive and binding upon the Noteholders;

(b)	Determination of questions: the Trustee as between itself and the Noteholders shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Trust Deed and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and binding upon the Noteholders;

(c)	Trustee’s discretion: the Trustee shall (save as expressly otherwise provided herein) as regards all the trusts, powers, authorities and discretions vested in it by this Trust Deed or by operation of law, have absolute and uncontrolled discretion as to the exercise or non-exercise thereof and the Trustee shall not be responsible for any Liability that may result from the exercise or non-exercise thereof but whenever the Trustee is under the provisions of this Trust Deed bound to act at the request or direction of the Noteholders, the Trustee shall nevertheless not be so bound unless first indemnified and/or provided with security to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing;

(d)	Trustee’s consent: any consent given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee may require;

(e)	Conversion of currency: where it is necessary or desirable for any purpose in connection with this Trust Deed to convert any sum from one currency to another it shall (unless otherwise provided by this Trust Deed or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be specified by the Trustee in its absolute discretion as relevant and any rate, method and date so specified shall be binding upon the Issuer and the Noteholders;

(f)	Application of proceeds: the Trustee shall not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Notes, the exchange of any Global Note Certificate for Individual Note Certificates or the delivery of any Note Certificate to the persons entitled to them;

(g)	Error of judgment: the Trustee shall not be liable for any error of judgment made in good faith by any officer or employee of the Trustee assigned by the Trustee to administer its corporate trust matters;

(h)	Agents: the Trustee may, in the conduct of the trusts of this Trust Deed instead of acting personally, employ and pay an agent on any terms, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money) and, the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person;

(i)	Delegation: the Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed, act by responsible officers or a responsible officer for the time being of the Trustee and the Trustee may also whenever it thinks fit, whether by power of attorney or otherwise, delegate to any person or persons or fluctuating body of persons (whether being a joint trustee of this Trust Deed or not) all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate with the consent of the Trustee) as the Trustee may think fit in the interests of the Noteholders and, the Trustee shall not be bound to supervise the proceedings or acts of and shall not in any way or to any extent be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of such delegate or sub-delegate;

(j)	Custodians and nominees: the Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trust as the Trustee may determine, including for the purpose of depositing with a custodian this Trust Deed or any Transaction Document and, the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of any such person; the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer;

(k)	Potential Event of Default under the Loan: the Trustee may determine whether or not a Potential Event of Default under the provisions of the Loan Agreement is capable of remedy and if the Trustee shall certify that any such Potential Event of Default is, in its opinion, not capable of remedy, such certificate shall be conclusive and binding upon the Noteholders;

(l)	Confidential information: the Trustee shall not (unless required by law or ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder confidential information or other information made available to the Trustee by the Issuer or the Borrower in connection with this Trust Deed and no Noteholder shall be entitled to take any action to obtain from the Trustee any such information;

(m)	Action contrary to any law: notwithstanding anything else herein contained, the Trustee may refrain from doing anything that would or might in its opinion be contrary to any law of any jurisdiction or any directive or regulation of any agency of any state or which would or might otherwise render it liable to any person or cause it to act in a manner which might prejudice its interests and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation; and

(n)	Determination of “material”: if the Trustee is for whatever reason required to make any determination of “material adverse effect” or like matter pursuant to the terms of the Transaction Documents, it may, in its absolute discretion, seek directions from the Noteholders by means of an Extraordinary Resolution or seek advice (at the expense of the Borrower) from an expert, both in accordance with this Trust Deed, and the Trustee shall not be liable for any unavoidable delay involved in so doing.

17.3	Financial matters

(a)	Professional charges: any trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Trust Deed and also his properly incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Trust Deed, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person;

(b)	Expenditure by the Trustee: nothing contained in this Trust Deed shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder, including in relation to any deduction from any enforcement proceeds in connection with any insolvency proceedings following a Relevant Event, if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it; and

(c)	Trustee may enter into financial transactions with the Issuer and Borrower: no Trustee and no director or officer of any corporation being a Trustee hereof shall by reason of the fiduciary position of such Trustee be in any way precluded from making any contracts or entering into any transactions in the ordinary course of business with the Issuer or the Borrower or any of their respective subsidiaries, whether directly or through any subsidiary or associated company, or from accepting the trusteeship of any debenture stock, debentures, securities or loan participation notes (including the Notes) of the Issuer or the Borrower or any of their respective subsidiaries or any company in which the Issuer or the Borrower is interested. Without prejudice to the generality of these provisions, it is expressly declared that such contracts and transactions include any contract or transaction in relation to the placing, underwriting, purchasing, subscribing for or dealing with or lending money upon or making payments in respect of the Notes or any other certificates, stock, shares, debenture stock, debentures or other securities of the Issuer or the Borrower or any of their respective subsidiaries or any company in which the Issuer or the Borrower is interested or from accepting or holding the office of trustee for the holders of other certificates, notes or bonds of the Issuer or the Borrower, or any of their respective subsidiaries, and neither the Trustee nor any such director or officer shall be accountable to the Noteholders, or the Issuer or any of its subsidiaries for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts or transactions and the Trustee and any such director or officer shall also be at liberty to retain the same for its or his own benefit.

17.4	Disapplication

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

17.5	Trustee Liability

Subject to Section 192 of the Companies Act 1985 (if applicable) and notwithstanding anything to the contrary in this Trust Deed, the Notes or the Agency Agreement, the Trustee shall not be liable to any person for any matter or thing done or omitted in any way in connection with or in relation to this Trust Deed, the Notes or the Agency Agreement save in relation to its own gross negligence, wilful default or fraud.

18.	PROVISIONS IN FAVOUR OF THE TRUSTEE AS REGARDS THE CHARGED PROPERTY AND THE TRANSFERRED RIGHTS

18.1	The Trustee shall accept without investigation, requisition or objection such right and title as the Issuer may have to any of the Charged Property or Transferred Rights and shall not be bound or concerned to examine or enquire into or be liable for any defect or failure in the right or title of the Issuer to all or any of the Charged Property or Transferred Rights, whether such defect or failure was known to the Trustee or might have been discovered upon examination or enquiry and whether capable of remedy or not.

18.2	Neither the Trustee nor the Issuer shall be under any obligation to insure all or any of the Charged Property or Transferred Rights or to require any other person to maintain any such insurance.

18.3	Until such time as the security created hereunder becomes enforceable the moneys standing to the credit of the Account shall be dealt with in accordance with the provisions of this Trust Deed and the Agency Agreement and the Trustee shall not be responsible in such circumstances or at any other time for any loss occasioned thereby whether by depreciation in value or by fluctuation in exchange rates or otherwise.

18.4	The Trustee shall have no responsibility whatsoever to the Issuer, the Borrower, or the Noteholders as regards any deficiency which might arise because the Trustee is subject to any tax in respect of all or any of the income it may receive pursuant to the terms of this Trust Deed or the proceeds thereof.

18.5	The Trustee (following the creation of the Note Security) will rely on self-certification of the Borrower as a means of monitoring whether the Borrower is complying with its obligations under the Loan Agreement (other than the obligation to make payments of principal and interest under the Loan) and shall not otherwise be responsible for investigating any aspect of the Borrower’s performance in relation thereto and, in particular (but without prejudice to the generality of the foregoing):

(a)

need not do anything to ascertain whether a Potential Event of Default or Event of Default (other than the failure to pay principal or interest on the Loan when due) has occurred and, until it has express knowledge to the contrary pursuant to Clause 14.3

(Cross Acceleration) of the Loan Agreement, the Trustee may assume that no such event has occurred and that the Borrower is performing all its obligations under the Loan Agreement;

(b)	shall not undertake any credit analysis of the Borrower nor evaluate the Borrower’s accounts and will assume that no action has occurred which will have a material adverse effect as referred to in Clause 11.11 (No Material Adverse Change) of the Loan Agreement unless directed by Extraordinary Resolution of the Noteholders to consider that an action has occurred which will have a material adverse effect;

(c)	shall rely without further investigation on information supplied to it by (x) the Borrower pursuant to the terms of the Loan Agreement, including pursuant to Clause 7.1 (Prepayment for Tax Reasons and Change in Circumstances) thereof and (y) the Issuer pursuant to the terms of this Trust Deed; and

(d)	the Trustee shall not be liable for any failure, omission or defect in perfecting, protecting or further assuring the Charged Property or Transferred Rights including (without prejudice to the generality of the foregoing) any failure, omission or defect in registering or filing or procuring registration or filing of or otherwise protecting or perfecting the Charged Property or Transferred Rights in respect of or in relation to this Trust Deed or the priority thereof or the right or title of any person in or to the assets comprised therein by registering under any applicable registration laws in any territory any notice or other entry prescribed by or pursuant to the provisions of any such laws.

18.6	The Trustee shall not be responsible for any unsuitability, inadequacy or unfitness of any of the Charged Property or Transferred Rights and shall not be obliged to make any investigation into, and shall be entitled to assume, the suitability, adequacy and fitness of the Charged Property or Transferred Rights.

18.7	When the Trustee is required to consider (following the creation of the Note Security) any matter arising under the Loan Agreement (including whether to elect to settle a claim by arbitration pursuant to Clause 24 (Law and Jurisdiction) of the Loan Agreement) it may take directions in relation thereto from the Noteholders by means of an Extraordinary Resolution and shall not be liable for any unavoidable delay involved in so doing.

19.	APPOINTMENT AND RETIREMENT

19.1	Appointment of Trustees

The power of appointing new trustees of this Trust Deed shall be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution. A trust corporation may be appointed sole trustee hereof but subject thereto there shall be at least two trustees hereof one at least of which shall be a trust corporation. Any appointment of a new trustee hereof shall as soon as practicable thereafter be notified by the Issuer to the Agents and to the Noteholders. The Noteholders shall together have the power, exercisable by Extraordinary Resolution, to remove any trustee or trustees for the time being hereof. The removal of any trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such removal.

19.2	Co-Trustees

Notwithstanding the provisions of Clause 19.1 (Appointment of Trustees), the Trustee may, upon giving prior notice to the Issuer but without the consent of the Issuer or the Noteholders, appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

(a)	if the Trustee considers such appointment to be in the interests of the Noteholders; or

(b)	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts are to be performed; or

(c)	for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction either of a judgment already obtained or of this Trust Deed.

19.3	Attorneys

The Issuer hereby irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute an instrument of appointment in accordance with Clause 19.2 (Co-Trustees). Such person appointed by the Trustee under such instrument of appointment shall (subject always to the provisions of this Trust Deed) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by this Trust Deed) and such duties and obligations as shall be conferred on such person or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such proper remuneration as the Trustee may pay to any such person, together with any attributable costs, charges and expenses incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of this Trust Deed be treated as costs, charges and expenses incurred by the Trustee.

19.4	Retirement of Trustees

Any Trustee for the time being of this Trust Deed may retire at any time upon giving not less than three calendar months’ notice in writing to the Issuer without assigning any reason therefor and without being responsible for any costs occasioned by such retirement. The retirement of any Trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such retirement. The Issuer hereby covenants that in the event of the only trustee hereof which is a trust corporation giving notice under this Clause it shall use its best endeavours to procure a new trustee, being a trust corporation, to be appointed and if the Issuer has not procured the appointment of a new trustee within 30 days of the expiry of the Trustee notice referred to in this Clause 19.4, the Trustee shall be entitled to procure forthwith a new trustee.

19.5	Competence of a majority of Trustees

Whenever there shall be more than two trustees hereof the majority of such trustees shall (provided such majority includes a trust corporation) be competent to execute and exercise all the trusts, powers, authorities and discretions vested by this Trust Deed in the Trustee generally.

19.6	Powers additional

The powers conferred by this Trust Deed upon the Trustee shall be in addition to any powers which may from time to time be vested in it by general law or as the holder of any of the Notes.

19.7	Merger

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

19.8	Issuer to Appoint New Trustee

Subject to the other sub-clauses in this Clause 19, the Issuer may appoint a new trustee if the United Kingdom ceases to be the jurisdiction in which the Trustee is resident and acting through for taxation purposes.

20.	NOTICES

20.1	Addresses for notices

All notices and other communications hereunder shall be made in writing and in English (by letter or fax) and shall be sent as follows:

(a)	Issuer:	If to the Issuer, to it at:

Standard Bank Plc
Cannon Bridge House
25 Dowgate Hill
EC4R 2SB

	Attention:	Head of Operations
	Fax:	+44 207 815 3099

(b)	Trustee:	If to the Trustee, to it at:

BNY Corporate Trustee Services Limited
One Canada Square
London E14 5AL, UK

	Attention:	Manager, Trustee Administrator
	Fax:	+ 44 207 964 6399

or, in any case, to such other address or fax number or for the attention of such other person or department as the addressee has by prior notice to the sender specified for the purpose.

20.2	Delivery

Each communication and document to be made or delivered by one party to another pursuant to this Agreement shall, unless that other party has by 15 calendar days’ written notice to the same specified another address or fax number, be made or delivered to that other party at the address or fax number specified in Clause 20.1 (Addresses for notices) and shall be effective upon receipt by the addressee on a business day in the city of the recipient; provided, however that (i) any such communication or document which would otherwise take effect after 4:00 p.m. on any particular day shall not take effect until 10:00 a.m. on the immediately succeeding business day in the city of the addressee and (ii) any communication or document to be made or delivered by one party to the other party shall be effective only when received by such other party and then only if the same is expressly marked for the attention of the department or officer identified in Clause 20.1 (Addresses for notices), or such other department or officer as such other party shall from time to time specify for this purpose.

21.	LAW AND JURISDICTION

21.1	Governing law

This Trust Deed and the Notes and all matters arising from or connected with them are governed by, and shall be construed in accordance with, English law.

21.2	English courts

The courts of England have exclusive jurisdiction to settle any dispute (a “Dispute”), arising from or connected with this Trust Deed or the Notes (including a dispute regarding the existence, validity or termination of this Trust Deed or the Notes) or the consequences of their nullity.

21.3	Appropriate forum

The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

21.4	Rights of the Trustee and Noteholders to take proceedings outside England

Clause 21.2 (English courts) is for the benefit of the Trustee and the Noteholders only. As a result, nothing in this Clause 21 (Law and jurisdiction) prevents the Trustee or any of the Noteholders from taking proceedings relating to a Dispute (“Proceedings”) in any other courts with jurisdiction. To the extent allowed by law, the Trustee or any of the Noteholders may take concurrent Proceedings in any number of jurisdictions.

22.	SEVERABILITY

In case any provision in or obligation under this Trust Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

23.	CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No person shall have any right to enforce any provision of this Trust Deed under the Contracts (Rights of Third Parties) Act 1999.

24.	COUNTERPARTS

This Trust Deed may be executed in any number of counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF this Trust Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first before written.

SCHEDULE 1

Form of Global Note Certificate

ISIN: XS0287015787

Common Code: 028701578

GLOBAL NOTE CERTIFICATE

Standard Bank Plc

(incorporated with limited liability under

the laws of England)

U.S.$150,000,000 9.750 per cent. Loan Participation Notes due 2010

1.	Introduction: This Global Note Certificate is issued in respect of the U.S.$150,000,000 9.750 per cent. Loan Participation Notes due 2010 (the “Notes”) of Standard Bank Plc (the “Issuer”). The Notes are constituted by, are subject to, and have the benefit of, a trust deed (as amended or supplemented from time to time, the “Trust Deed”) dated 14 February 2007 between the Issuer and BNY Corporate Trustee Services as trustee (the “Trustee”, which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of an agency agreement dated 14 February 2007 (as amended or supplemented from time to time, the “Agency Agreement”) and made between the Issuer, The Bank of New York (Luxembourg) S.A. as registrar (the “Registrar”, which expression includes any successor registrar appointed from time to time in connection with the Notes), The Bank of New York as principal paying agent, the other paying agent and the transfer agent named therein and the Trustee.

2.	References to Conditions: Any reference herein to the “Conditions” is to the terms and conditions of the Notes attached hereto and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof.

3.	Registered holder: This is to certify that:

The Bank of New York Depository (Nominees) Limited

is the person registered in the register maintained by the Registrar in relation to the Notes (the “Register”) as the duly registered holder (the “Holder”) of:

U.S.$150,000,000

(ONE HUNDRED AND FIFTY MILLION UNITED STATES DOLLARS)

in aggregate principal amount of Notes.

4.	Promise to pay: The Issuer, for value received, hereby promises to pay such principal sum to the Holder on 16 February 2010 (or on such earlier date or dates as the same may become payable in accordance with the Conditions), and to pay interest on such principal sum in arrear on the dates and at the rates specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

5.	Transfers in Whole: Transfers of this Global Note Certificate shall be limited to transfers in whole, but not in part, to nominees of a common depositary for Euroclear Bank S.A./N.V. (“Euroclear”) and Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or to a successor of such common depositary or to such successor’s nominee.

6.	Exchange for Individual Note Certificates: This Global Note Certificate will be exchanged in whole (but not in part) for duly authenticated and completed individual note certificates (“Individual Note Certificates”) in substantially the form (subject to completion) set out in the Second Schedule (Form of Individual Note Certificate) to the Trust Deed if any of the following events occurs:

(a)	Euroclear and/or Clearstream, Luxembourg is closed for business for a continuous period of 14 days (other than by reason of legal holidays) or announces an intention permanently to cease business; or

(b)	the Issuer has failed to pay an amount in respect of the Notes within five days of the date on which such amount became due and payable in accordance with the Conditions; or

(c)	the Issuer would suffer a material disadvantage in respect of the Notes as a result of a change in the laws or regulations (taxation or otherwise) which would not be suffered were the Notes evidenced by Individual Notes Certificates and a certificate to such effect signed by two authorised signatories of the Issuer is delivered to the Trustee.

Such exchange shall be effected in accordance with paragraph 7 (Delivery of Individual Note Certificates). The Issuer shall notify the Holder of the occurrence of any of the events specified in (a), (b) and (c) as soon as practicable thereafter.

7.	Delivery of Individual Note Certificates: Whenever this Global Note Certificate is to be exchanged for Individual Note Certificates, such Individual Note Certificates shall be issued in an aggregate principal amount equal to the principal amount of this Global Note Certificate within five business days of the delivery, by or on behalf of the Holder, Euroclear and/or Clearstream, Luxembourg, to the Registrar of such information as is required to complete and deliver such Individual Note Certificates (including, without limitation, the names and addresses of the persons in whose names the Individual Note Certificates are to be registered and the principal amount of each such person’s holding) against the surrender of this Global Note Certificate at the Specified Office (as defined in the Conditions) of the Registrar. Such exchange shall be effected in accordance with the provisions of the Agency Agreement and the regulations concerning the transfer and registration of Notes scheduled thereto and, in particular, shall be effected without charge to any Holder or the Trustee, but against such indemnity as the Registrar may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such exchange. In this paragraph, “business day” means a day on which commercial banks are open for business (including dealings in foreign currencies) in the city in which the Registrar has its Specified Office.

8.	Conditions apply: Save as otherwise provided herein, the Holder of this Global Note Certificate shall have the benefit of, and be subject to, the Conditions and, for the purposes of this Global Note Certificate, any reference in the Conditions to “Note Certificate” or “Note Certificates” shall, except where the context otherwise requires, be construed so as to include this Global Note Certificate.

9.

Notices: Notwithstanding Condition 14 (Notices), so long as this Global Note Certificate is held on behalf of Euroclear and/or Clearstream, Luxembourg or any other clearing system (an “Alternative Clearing System”), notices to Holders of Notes represented by this Global Note Certificate (“Noteholders”) may be given by delivery of the relevant notice to Euroclear and/or Clearstream, Luxembourg or (as the case may be) such Alternative Clearing System; provided, however, that, so long as the Notes are listed on the main segment of the SWX

Swiss Exchange and its rules so require, notices will also be published by means of electronic publication on the internet website of the SWX Swiss Exchange (www.swx.com) and in a leading newspaper having general circulation in Europe (which is expected to be the Financial Times).

10.	Meetings: The Holder shall be treated at any meeting of Noteholders as having one vote in respect of each U.S.$1,000 principal amount of Notes for which this Global Note Certificate may be exchanged.

11.	Contracts (Rights of Third Parties) Act 1999: No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note Certificate but this does not affect any right or remedy of a third party which exists or is available from that Act.

12.	Payment: Payments of principal and interest in respect of Notes represented by this Global Note Certificate will be made against presentation for endorsement and if no further payment falls to be made in respect of the Notes, surrender of the Global Note Certificate to or to the order of the Paying Agent.

13.	Redemption at the option of the Noteholders upon a Corporate Restructuring: In order to tender Notes for repurchase pursuant to Condition 5(c) (Redemption at the option of the Noteholders upon a Corporate Restructuring), the Holder must, within the period specified in the Conditions for the surrendering of the relevant Note, deliver an “Option to Purchase Notice” form, giving written notice of such exercise to the Principal Paying Agent specifying the principal amount of Notes so tendered for repurchase. Any such notice shall be capable of being withdrawn by written notice of such withdrawal by the Holder, within the period and subject to the terms specified in the Conditions for the withdrawal of such tendered Notes, to the Principal Paying Agent specifying the principal amount of the Notes to be withdrawn from such tender. Subject as aforesaid, any such notice of tender or any such notice of withdrawal shall be irrevocable and may not be withdrawn.

14.	Determination of entitlement: This Global Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Global Note Certificate.

15.	Authentication: This Global Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of The Bank of New York (Luxembourg) S.A. as registrar.

16.	Governing law: This Global Note Certificate is governed by, and shall be construed in accordance with, English law.

AS WITNESS the manual or facsimile signature of a duly authorised person on behalf of the Issuer.

STANDARD BANK PLC

By:

[manual or facsimile signature]

(duly authorised)

ISSUED on 14 February 2007

AUTHENTICATED for and on behalf of

THE BANK OF NEW YORK (LUXEMBOURG) S.A.

as registrar without recourse, warranty

or liability

By:

[manual signature]

(duly authorised)

FORM OF TRANSFER

FOR VALUE RECEIVED                     , being the registered holder of this Global Note Certificate, hereby transfers to                                        of                                          , U.S.$                     in principal amount of the U.S.$150,000,000 9.750 per cent. Loan Participation Notes Due 2010 (the “Notes”) of Standard Bank Plc (the “Issuer”) and irrevocably requests and authorises The Bank of New York (Luxembourg) S.A., in its capacity as registrar in relation to the Notes (or any successor to The Bank of New York (Luxembourg) S.A., in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:

By:

(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Global Note Certificate.

1.1	A representative of such registered holder should state the capacity in which he signs, e.g., executor.

1.2	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar or the relevant Transfer Agent may require.

1.3	Any transfer of Notes shall be in an amount equal to U.S.$100,000 or integral multiples of U.S.$1,000 in excess thereof.

[Attached to the Global Note Certificate]

[Terms and Conditions as set out in the Third Schedule]

[At the foot of the Terms and Conditions]

PRINCIPAL PAYING AGENT	REGISTRAR
The Bank of New York	The Bank of New York (Luxembourg) S.A.
One Canada Square	Aerogolf Centre, 1A
London, E14 5AL	Hoehenhof, L-1736 Senningerberg
United Kingdom	Luxembourg

SWISS PAYING AGENT

Zurich Cantonalbank

Josefstrasse 222, CH-8005

P.O. Box, CH-8010, Zurich

Switzerland

SCHEDULE 2

Form of Individual Note Certificate

INDIVIDUAL NOTE CERTIFICATE

Serial Number:

Standard Bank Plc

(incorporated with limited liability under

the laws of England)

U.S.$150,000,000 9.750 per cent. Loan Participation Notes due 2010

This Note Certificate is issued in respect of the U.S.$150,000,000 9.750 per cent. Loan Participation Notes Due 2010 (the “Notes”) of Standard Bank Plc (the “Issuer”). The Notes are constituted by, are subject to, and have the benefit of, a trust deed (as amended or supplemented from time to time, the “Trust Deed”) dated 14 February 2007 between the Issuer and BNY Corporate Trustee Services Limited as trustee (the “Trustee”, which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of an agency agreement (as amended or supplemented from time to time, the “Agency Agreement”) dated 14 February 2007 and made between the Issuer, The Bank of New York (Luxembourg) S.A. as registrar (the “Registrar”, which expression includes any successor registrar appointed from time to time in connection with the Notes), The Bank of New York as principal paying agent, the other paying agents and the transfer agent named therein and the Trustee.

Any reference herein to the “Conditions” is to the terms and conditions of the Notes endorsed hereon and any reference to a numbered “Condition” is to the correspondingly numbered provision thereof.

This is to certify that:

of

is the person registered in the register maintained by the Registrar in relation to the Notes (the “Register”) as the duly registered holder or, if more than one person is so registered, the first-named of such persons (the “Holder”) of:

U.S.$

(                                                                          UNITED STATES DOLLARS)

in aggregate principal amount of the Notes.

The Issuer, for value received, hereby promises to pay such principal sum to the Holder on [—] (or on such earlier date or dates as the same may become payable in accordance with the Conditions), and to pay interest on such principal sum in arrear on the dates and at the rates specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions.

This Note Certificate is evidence of entitlement only and is not a document of title. Entitlements are determined by the Register and only the Holder is entitled to payment in respect of this Note Certificate.

This Note Certificate shall not be valid for any purpose until it has been authenticated for and on behalf of The Bank of New York (Luxembourg) S.A. as registrar.

AS WITNESS the manual or facsimile signature of a duly authorised person on behalf of the Issuer.

STANDARD BANK PLC

By:
[manual or facsimile signature]

(duly authorised)

ISSUED as of [—]

AUTHENTICATED FOR AND ON BEHALF OF

THE BANK OF NEW YORK (LUXEMBOURG) S.A.

as registrar without recourse, warranty or liability

By:
[manual signature]
(duly authorised)

FORM OF TRANSFER

FOR VALUE RECEIVED                     , being the registered holder of this Note Certificate, hereby transfers to                                         of                                     U.S.$                     in principal amount of the U.S.$150,000,000 9.750 per cent. Loan Participation Notes due 2010 (the “Notes”) of Standard Bank Plc (the “Issuer”) and irrevocably requests and authorises The Bank of New York (Luxembourg) S.A., in its capacity as registrar in relation to the Notes (or any successor to The Bank of New York (Luxembourg) S.A., in its capacity as such) to effect the relevant transfer by means of appropriate entries in the register kept by it.

Dated:

By:
(duly authorised)

Notes

The name of the person by or on whose behalf this form of transfer is signed must correspond with the name of the registered holder as it appears on the face of this Note Certificate.

(a)	A representative of such registered holder should state the capacity in which he signs, e.g. executor.

(b)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar or the relevant Transfer Agent may require.

(c)	Any transfer of Notes shall be in an amount equal to U.S.$100,000 or integral multiples of U.S.$1,000 in excess thereof.

[Attached to each Note Certificate:]

[Terms and Conditions as set out in the Third Schedule]

[At the foot of the Terms and Conditions:]

PRINCIPAL PAYING AGENT	REGISTRAR
The Bank of New York	The Bank of New York (Luxembourg) S.A.
One Canada Square	Aerogolf Centre, 1A
London, E14 5AL	Hoehenhof, L-1736 Senningerberg
United Kingdom	Luxembourg

SWISS PAYING AGENT

Zurich Cantonalbank

Josefstrasse 222, CH-8005

P.O. Box, CH-8010, Zurich

Switzerland

SCHEDULE 3

Terms and Conditions of the Notes

The U.S.$150,000,000 9.750 per cent. Loan Participation Notes due 2010 (the “Notes”, which expression includes any further notes issued pursuant to Condition 13 (Further Issues) and forming a single series therewith) of Standard Bank Plc (the “Issuer”) are constituted by, are subject to, and have the benefit of, a trust deed dated 14 February 2007 (as may be amended or supplemented from time to time, the “Trust Deed”) between the Issuer and BNY Corporate Trustee Services Limited as trustee (the “Trustee”, which expression includes all persons for the time being trustee or trustees appointed under the Trust Deed). The Notes are the subject of an agency agreement dated 14 February 2007 (as may be amended or supplemented from time to time, the “Agency Agreement”) between the Issuer, The Bank of New York (Luxembourg) S.A., as registrar (the “Registrar”), which expression includes any successor registrar appointed from time to time in connection with the Notes), The Bank of New York, as principal paying agent (the “Principal Paying Agent”, which expression includes any successor principal paying agent appointed from time to time in connection with the Notes), the transfer agents named therein (the “Transfer Agents”, which expression includes any successor or additional transfer agents appointed from time to time in connection with the Notes), the paying agents named therein (together with the Principal Paying Agent, the “Paying Agents”, which expression includes any successor or additional paying agents appointed from time to time in connection with the Notes) and the Trustee. References herein to the “Agents” are to the Principal Paying Agent and the Paying Agents and any reference to an “Agent” is to any one of them. Certain provisions of these Conditions are summaries of the Trust Deed and the Agency Agreement and subject to their detailed provisions. The Noteholders (as defined below) are entitled to the benefit of, bound by, and are deemed to have notice of, all the provisions of the Trust Deed and are deemed to have notice of those provisions of the Agency Agreement applicable to them.

Copies of the Trust Deed and the Agency Agreement are available for inspection during normal business hours at the specified office for the time being of the Trustee, being at the date hereof One Canada Square, London E14 5AL, United Kingdom and at the Specified Offices (as defined in the Agency Agreement) of each of the Agents, the initial Specified Offices of which are set out below.

The Issuer has authorised the creation, issue and sale of the Notes to be used for the sole purpose of financing the U.S.$150,000,000 loan (the proceeds of which are, the “Loan”) to Close Joint-Stock Company “First Ukrainian International bank” (the “Borrower”) whose terms and conditions are recorded in a loan agreement (as may be amended or supplemented from time to time, the “Loan Agreement”) dated 8 February 2007 between the Borrower and the Issuer, as lender (the “Lender”).

In each case where amounts of principal, interest and additional amounts, if any, due pursuant to Condition 6 (Payments) and Condition 7 (Taxation) are stated herein or in the Trust Deed to be payable in respect of the Notes, the obligation of the Issuer to make any such payment shall constitute an obligation only to pay to the Noteholders (as defined in Condition 2(a)), on each date upon which such amounts of principal, interest and additional amounts, if any, are due in respect of the Notes, to the extent of the sums of principal, interest, Additional Amounts and Indemnity Amounts (each as defined in the Loan Agreement), if any, actually received by or for the account of the Lender pursuant to the Loan Agreement, less any amounts in respect of the Reserved Rights (as defined below). Noteholders must therefore rely solely and exclusively upon the covenant to pay under the Loan Agreement and the credit and financial standing of the Borrower. Noteholders shall have no recourse (direct or indirect) to any other assets of the Issuer.

None of the Noteholders, the Trustee or the other creditors (nor any other person acting on behalf of any of them) shall be entitled at any time to institute against the Issuer, or join in any institution against the Issuer of, any bankruptcy, administration, moratorium, reorganisation, controlled management, arrangement, insolvency, winding-up or liquidation proceedings or similar insolvency proceedings under any applicable bankruptcy or similar law in connection with any obligation of the Issuer relating to the Notes or otherwise owed to the creditors or the Trustee for so long as the Notes are outstanding, save for lodging a claim in the liquidation of the Issuer which is initiated by another party or taking proceedings to obtain a declaration or judgment as to the obligations of the Issuer.

The Issuer (as lender) has:

(a)	charged by way of security to the Trustee all of the Issuer’s rights, interests and benefits in and to (i) principal, interest and other amounts now or hereafter paid and payable by the Borrower to the Issuer as lender under the Loan Agreement and (ii) all amounts now or hereafter paid or payable by the Borrower to the Issuer under or in respect of any claim, award or judgment relating to the Loan Agreement (in each case other than its right to amounts in respect of any rights, interests and benefits of the Lender under the following clauses of the Loan Agreement: Clause 3.2 (Fees), Clause 7.4 second sentence thereof (Costs of Prepayment); Clause 8.2 (Double Tax Treaty Relief); Clause 8.3 (Indemnity Amounts); Clause 8.7 (Delivery of Forms and Other Instruments); Clause 10 (Changes in Circumstances); Clause 11 (Representations and Warranties of the Borrower); Clause 15 (Indemnity); Clause 18 (Costs and Expenses) (to the extent that the Issuer’s claim is in respect of one of the aforementioned clauses of the Loan Agreement); Clause 16.2 (Currency Indemnity), Clause 17.3 (No Set-off) and Clause 18.4 (Costs Relating to Amendments and Waivers) (such rights are referred to herein as the “Reserved Rights”));

(b)	charged by way of security to the Trustee all of the Issuer’s rights, interest and benefits in and to all sums held on deposit from time to time, in the Account (as defined in the Loan Agreement) with the Principal Paying Agent (as defined below), together with the debt represented thereby (except to the extent such debt relates to Reserved Rights) pursuant to the Trust Deed (this sub-clause (b), together with sub-clause (a) other than the Reserved Rights, the “Charged Property”); and

(c)	assigned absolutely by way of security to the Trustee all of the Issuer’s rights, interests and benefits whatsoever, both present and future, whether proprietary, contractual or otherwise under or arising out of or evidenced by the Loan Agreement (including, without limitation, the right to declare the Loan immediately due and payable and to take proceedings to enforce the obligations of the Borrower thereunder) other than the Charged Property and the Reserved Rights and amounts payable by the Borrower in relation to the Charged Property and the Reserved Rights (the “Transferred Rights”),

together, the “Note Security”.

In certain circumstances, the Trustee can (subject to it being indemnified and/or secured to its satisfaction) be required by Noteholders holding at least one-quarter of the principal amount of the Notes outstanding or by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders to exercise certain of its powers under the Trust Deed (including those arising in connection with the Note Security). However, it may not be possible for the Trustee to take certain actions in relation to the Notes and, accordingly, in such circumstances the Trustee will be unable to take such actions, notwithstanding the provision of an indemnity to it, and it will thus be for the Noteholders to take such actions directly.

1.	Form, Denomination and Status

(a)	Form and denomination

The Notes are in registered form without interest coupons attached, in denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof (each, an “Authorised Holding”).

(b)	Status

The sole purpose of the issue of the Notes is to provide the funds for the Issuer to finance the Loan. The Notes constitute the obligation of the Issuer to apply an amount equal to the principal amount of the Notes solely for financing the Loan and to account to the Noteholders for principal, interest and additional amounts (if any) payable in respect of the Notes for an amount equivalent to sums of principal, interest, Additional Amounts and Indemnity Amounts, if any, actually received by or for the account of the Issuer pursuant to the Loan Agreement (less any amounts in respect of Reserved Rights), the right to receive which is, inter alia, being charged by way of security to the Trustee by virtue of the Note Security as security for the Issuer’s payment obligations under the Trust Deed and in respect of the Notes.

If the Issuer receives any amount (a “relevant amount”) under the Loan Agreement in a currency other than U.S. dollars, the Issuer’s obligation to make any corresponding payment under these Conditions or the Trust Deed shall be fully satisfied by paying such sum as the Issuer receives having converted the relevant amount into U.S. dollars (after deducting any costs of exchange) at the rate or rates of exchange at which the Issuer may in the ordinary course of business purchase U.S. dollars with the currency so received.

Payments in respect of the Notes to the extent of the sums actually received by or for the account of the Issuer by way of principal, interest, Additional Amounts or Indemnity Amounts, if any, pursuant to the Loan Agreement (less any amounts in respect of the Reserved Rights) will be made pro rata among all Noteholders (subject to Condition 7 (Taxation)), on the dates on which such payments are due in respect of the Notes subject to the conditions attaching to, and in the currency of, such payments under the Loan Agreement. The Issuer shall not be liable to make any payment in respect of the Notes other than as expressly provided herein and in the Trust Deed. The Issuer shall be under no obligation to exercise in favour of the Noteholders any rights of set-off or of banker’s lien or to combine accounts or counterclaim that may arise out of other transactions between the Issuer and the Borrower.

Noteholders are deemed to have accepted that:

(i)	neither the Issuer nor the Trustee makes any representation or warranty in respect of, and shall at no time have any responsibility for, or (save as otherwise expressly provided in the Trust Deed and paragraph (vi) below) liability, or obligation in respect of the performance and observance by the Borrower of its obligations under the Loan Agreement or the recoverability of any sum of principal, interest, Additional Amounts or Indemnity Amounts or other amounts, if any, due or to become due from the Borrower under the Loan Agreement;

(ii)	neither the Issuer nor the Trustee shall at any time have any responsibility for, or obligation or liability in respect of, the condition (financial, operational or otherwise), creditworthiness, affairs, status, nature or prospects of the Borrower;

(iii)	neither the Issuer nor the Trustee shall at any time have any responsibility for, or obligation or liability in respect of, any misrepresentation or breach of warranty or any act, default or omission of the Borrower under or in respect of the Loan Agreement;

(iv)	neither the Issuer nor the Trustee shall at any time have any responsibility for, or liability or obligation in respect of, the performance and observance by the Registrar, the Principal Paying Agent, any Transfer Agent or any Paying Agent of their respective obligations under the Agency Agreement;

(v)	the financial servicing and performance of the terms of the Notes depend solely and exclusively upon performance by the Borrower of its obligations under the Loan Agreement, its covenant to pay under the Loan Agreement and its credit and financial standing. The Borrower has represented and warranted to the Issuer in the Loan Agreement that the Loan Agreement constitutes legal, valid and binding obligations of the Borrower. The representations and warranties given by the Borrower in Clause 11 (Representations and Warranties of the Borrower) of the Loan Agreement are given by the Borrower to the Issuer for the sole benefit of the Issuer and neither the Trustee nor any Noteholder shall have any remedies or rights against the Borrower that the Issuer may have with respect to such representations or warranties, other than any right the Trustee may have pursuant to the assignment of the Transferred Rights;

(vi)	the Issuer (and, pursuant to the assignment of the Transferred Rights, the Trustee) will rely on self-certification by the Borrower and certification by third parties as a means of monitoring whether the Borrower is complying with its obligations under the Loan Agreement and shall not otherwise be responsible for investigating any aspect of the Borrower’s performance in relation thereto and, subject as further provided in the Trust Deed, the Trustee will not be liable for any failure to make the usual or any investigations which might be made by a security holder in relation to the property which is the subject of the Note Security and held by way of security for the Notes, and shall not be bound to enquire into or be liable for any defect or failure in the right or title of the Issuer to the secured property represented by the Note Security whether such defect or failure was known to the Trustee or might have been discovered upon examination or enquiry and whether capable of remedy or not, nor will it have any liability for the enforceability of the security created by the Note Security whether as a result of any failure, omission or defect in registering or filing or otherwise protecting or perfecting such security and the Trustee will have no responsibility for the value of such security; and

(vii)	if the Borrower is required by law to make any withholding or deduction for or on account of tax from any payment under the Loan Agreement or if the Issuer is required by law to make any withholding or deduction for or on account of tax from any payment in respect of the Notes, the sole obligation of the Issuer to make payment of principal, interest or additional amounts (if any) on the Notes will be to pay to the Noteholders sums equivalent to the sums actually received by or for the account of the Issuer from the Borrower pursuant to the Loan Agreement in respect of such payment, including, if applicable, Additional Amounts or Indemnity Amounts in respect of the tax required to be so withheld or deducted; the Issuer shall not be obliged to take any actions or measures as regards such deductions or withholdings other than those set out in Clause 8 (Taxes) and Clause 10.3 (Mitigation) of the Loan Agreement.

(viii)

the Issuer shall at no time be required to expend or risk its own funds or otherwise incur any financial liability in the performance of its obligations or duties or the exercise of any right, power, authority or discretion pursuant to these Conditions until it has received the funds from the Borrower that are necessary to cover the costs and expenses in connection with such performance or exercise.

Save as otherwise expressly provided herein and in the Trust Deed, no proprietary or other direct interest in the Issuer’s rights under or in respect of the Loan Agreement or the Loan exists for the benefit of the Noteholders. Subject to the terms of the Trust Deed, no Noteholder will have any entitlement to enforce any of the provisions in the Loan Agreement or have direct recourse to the Borrower except through action by the Trustee under the Note Security. Neither the Issuer nor the Trustee pursuant to the Transferred Rights shall be required to take proceedings to enforce payment under the Loan Agreement unless it has been indemnified and/or secured by the Noteholders to its satisfaction against all liabilities, proceedings, claims and demands to which it may thereby become liable and all costs, charges and expenses which may be incurred by it in connection therewith.

As provided in the Trust Deed, the obligations of the Issuer are solely to make payments of amounts in aggregate equal to principal, interest, Additional Amounts, Indemnity Amounts or other amounts, if any, actually received by or for the account of the Issuer pursuant to the Loan Agreement (less any amounts in respect of Reserved Rights), the right to which is being charged by way of security to the Trustee as aforesaid. Noteholders must therefore rely solely and exclusively upon the covenant to pay under the Loan Agreement and the credit and financial standing of the Borrower.

The obligations of the Issuer to make payments as stated in the previous paragraph constitute direct and general obligations of the Issuer which will at all times rank pari passu among themselves and at least pari passu with all other present and future unsecured obligations of the Issuer, save for such obligations as may be preferred by provisions of law that are both mandatory and of general application.

Payments made by the Borrower under the Loan Agreement to, or to the order of, the Trustee or (before such time that the Issuer has been required by the Trustee, pursuant to the terms of the Trust Deed, to pay to or to the order of the Trustee) the Principal Paying Agent will satisfy pro tanto the obligations of the Issuer in respect of the Notes.

Notwithstanding any other provisions of these Conditions and the provisions in the Trust Deed, the Trustee and the Noteholders shall have recourse only to the property subject to the Security Interests in accordance with the provisions of the Trust Deed. After realisation of the entirety of the Security Interests that have become enforceable, the obligations of the Issuer with respect to the Trustee and the Noteholders in respect of the Notes shall be satisfied and none of the foregoing parties may take any further steps against the Issuer to recover any further sums in respect thereof and the right to receive any such sums shall be extinguished. In particular, neither the Trustee nor any Noteholder shall petition or take any other step for the winding-up of the Issuer.

Noteholders are deemed to have accepted and agreed that they will be relying solely and exclusively on the performance by the Borrower of its obligations under the Loan Agreement which depends on the credit and financial standing of the Borrower in respect of the financial servicing of the Notes.

2.	Register, Title and Transfers

(a)	Register: The Registrar will maintain outside the United Kingdom a register (the ‘‘Register’’) in respect of the Notes in accordance with the provisions of the Agency Agreement. In these Conditions, the ‘‘Holder’’ of a Note means the person in whose name such Note is for the time being registered in the Register (or, in the case of a joint holding, the first named thereof) and ‘‘Noteholder’’ shall be construed accordingly. A certificate (each, a ‘‘Note Certificate’’) will be issued to each Noteholder in respect of its registered holding. Each Note Certificate will be numbered serially with an identifying number which will be recorded in the Register.

(b)	Title: The Holder of each Note shall (except as otherwise required by law) be treated as the absolute owner of such Note for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any other interest therein, any writing on the Note Certificate relating thereto (other than the endorsed form of transfer) or any notice of any previous loss or theft of such Note Certificate) and no person shall be liable for so treating such Holder.

(c)	Transfers: Subject to Condition 2(f) (Closed periods) and Condition 2(g) (Regulations concerning transfers and registration), a Note may be transferred upon surrender of the relevant Note Certificate, with the endorsed form of transfer duly completed (including any certificates as to compliance with restrictions on transfer included therein), at the Specified Office of the Registrar or any Transfer Agent, together with such evidence as the Registrar or (as the case may be) such Transfer Agent may reasonably require to prove the title of the transferor and the authority of the individuals who have executed the form of transfer; provided, however, that a Note may not be transferred unless the principal amount of Notes transferred and (where not all of the Notes held by a Holder are being transferred) the principal amount of the balance of Notes not transferred are Authorised Holdings. Where not all the Notes represented by the surrendered Note Certificate are the subject of the transfer, a new Note Certificate in respect of the balance of the Notes will be issued to the transferor.

(d)	Registration and delivery of Note Certificates: Within five business days of the surrender of a Note Certificate in accordance with Condition 2(c) (Transfers), the Registrar will register the transfer in question and deliver a new Note Certificate of a like principal amount to the Notes transferred to each relevant Holder at its Specified Office or (as the case may be) the Specified Office of any Transfer Agent or (at the request and risk of any such relevant Holder) by uninsured first class mail (airmail if overseas) to the address specified for the purpose by such relevant Holder. In this paragraph, ‘‘business day’’ means a day on which commercial Issuers are open for general business (including dealings in foreign currencies) in the city where the Registrar or (as the case may be) the relevant Transfer Agent has its Specified Office.

(e)	No charge: The transfer of a Note will be effected without charge by or on behalf of the Issuer, the Registrar or any Transfer Agent but against such indemnity as the Registrar or (as the case may be) such Transfer Agent may require in respect of any tax or other duty of whatsoever nature which may be levied or imposed in connection with such transfer.

(f)	Closed periods: Noteholders may not require transfers to be registered during the period of 15 days ending on the due date for any payment of principal or interest in respect of the Notes.

(g)	Regulations concerning transfers and registration: All transfers of Notes and entries on the Register are subject to the detailed regulations concerning the transfer of Notes scheduled to the Agency Agreement. The regulations may be changed by the Issuer with the prior written approval of the Trustee, the Registrar and the Borrower. A copy of the current regulations will be mailed (free of charge) by the Registrar and/or any Transfer Agent to any Noteholder who requests in writing a copy of such regulations. So long as any of the Notes are listed on the main segment of the SWX Swiss Exchange, a copy of the current regulations will be publicly available at the Specified Offices of the Transfer Agent and the Paying Agent in Switzerland.

(h)	Third Party Rights: No person shall have any right to enforce any term or condition of the Notes or the Trust Deed under the Contracts (Rights of Third Parties) Act 1999.

3.	Issuer’s Covenant

As provided in the Trust Deed, so long as any of the Notes remain outstanding (as defined in the Trust Deed), the Issuer will not, without the prior written consent of the Trustee or an Extraordinary Resolution or Written Resolution (as defined in the Trust Deed), agree to any amendments to or any modification or waiver of, or authorise any breach or proposed breach of, the terms of the Loan Agreement and will act at all times in accordance with any instructions of the Trustee from time to time with respect to the Loan Agreement, except as otherwise expressly provided in the Trust Deed and the Loan Agreement. Any such amendment, modification, waiver or authorisation made with the consent of the Trustee shall be binding on the Noteholders and any such amendment or modification shall be notified by the Issuer to the Noteholders in accordance with Condition 14 (Notices).

4.	Interest

(a)	Subject to and in accordance with Condition 6 (Payments), on each Interest Payment Date the Issuer shall pay to the Noteholders an amount equal to and in the same currency as the amount of interest actually received by or for the account of the Issuer pursuant to the Loan Agreement, which interest under the Loan is equal to 9.750 per cent. per annum (the “Rate of Interest”). Interest shall accrue on the Loan from day to day from (and including) the Borrowing Date to (but excluding) the due date for repayment thereof unless payment of principal is improperly withheld or refused, in which event interest will continue to accrue (before or after any judgment) at the Rate of Interest to but excluding the date on which payment in full of the outstanding principal amount of the Loan is made.

(b)	The amount of interest payable in respect of the Loan for any Interest Period (other than the First Interest Period) shall be calculated by applying the Rate of Interest to the principal amount of the Loan, dividing the product by two and rounding the resulting figure to the nearest cent (half a cent being rounded upwards). If interest on the Loan is required to be calculated for any other period (including the First Interest Period), it will be calculated on the basis of a year of 360 days consisting of 12 months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed.

(c)	As used in this Condition 4 (Interest), “Borrowing Date”, “First Interest Period”, “First Interest Payment Date”, “Interest Payment Date”, “Interest Period” and “Issue Date” shall have the meanings given to them in the Loan Agreement. In the Loan Agreement, “Interest Payment Date” is defined as 16 February and 16 August in each year. Under the Loan Agreement, the Borrower is required, two Business Days prior to each Interest Payment Date, to pay to the Issuer an amount equal to and in the same currency as the full amount of interest accruing during the Interest Period ending on such Interest Payment Date.

5.	Redemption and Purchase

(a)	Scheduled redemption: Unless previously prepaid pursuant to Clause 7 (Prepayment) of the Loan Agreement, the Borrower will be required to repay the Loan on its due date as provided in the Loan Agreement and, subject to such repayment, all the Notes will be redeemed at their principal amount on 16 February 2010 subject as provided in Condition 6 (Payments).

(b)	Redemption by the Issuer: The Notes shall be redeemed by the Issuer in whole, but not in part, at any time, on giving not less than 30 days’ nor more than 90 days’ notice to the Noteholders (which notice shall be irrevocable and shall specify a date for redemption, being the same date as that set forth in the notice of prepayment referred to in Condition 5(b)(i) or (ii) below) in accordance with Condition 14 (Notices) at the principal amount thereof, together with interest accrued and unpaid to the date fixed for redemption and any additional amounts in respect thereof pursuant to Condition 7 (Taxation), if, immediately before giving such notice, the Issuer satisfies the Trustee that:

(i)	the Issuer has received a notice of prepayment from the Borrower pursuant to Clause 7.1 (Prepayment for Tax Reasons and Change in Circumstances) of the Loan Agreement, which includes, inter alia, the Borrower’s right to give notice that it has decided to prepay the Loan in the event that the Issuer is, subject to receipt of corresponding amounts from the Borrower, required to pay additional amounts in respect of United Kingdom Taxes as provided in Condition 7 (Taxation); or

(ii)	the Issuer has delivered a notice to the Borrower, the contents of which require the Borrower to repay the Loan, in accordance with the provisions of Clause 7.2 (Prepayment for Illegality) of the Loan Agreement. The Issuer shall deliver to the Trustee a certificate signed by two officers of the Issuer stating that the Issuer is entitled to effect such redemption in accordance with this Condition 5(b). A copy of the Borrower’s notice of prepayment or details of the circumstances contemplated by Clause 7.2 (Prepayment for Illegality) of the Loan Agreement and the date fixed for redemption shall be set forth in the notice.

The Trustee shall be entitled to accept any notice or certificate delivered by the Issuer in accordance with this Condition 5(b) as sufficient evidence of the satisfaction of the applicable circumstances in which event they shall be conclusive and binding on the Noteholders. Upon the expiry of any such notice given by the Issuer to the Noteholders as is referred to in this Condition 5(b), the Issuer shall be bound to redeem the Notes in accordance with this Condition 5, subject as provided in Condition 6 (Payments).

(c)	Redemption upon a Put Event: Under Clause 7.3 (Prepayment upon a Put Event) of the Loan Agreement, upon the occurrence of a Put Event (as defined below) the Borrower is obliged to notify the Issuer, the Principal Paying Agent and the Trustee thereof.

Upon the Issuer being notified by the Borrower in accordance with the Loan Agreement that a Put Event has occurred, it shall give notice (a “Put Event Noteholders Notice”) to the Noteholders in accordance with Condition 14 (Notices)

specifying the nature of the Put Event and the procedure for exercising the option contained in this Condition 5(c) (Redemption upon a Put Event), and, if the Issuer fails to give the Put Event Noteholders Notice to the Noteholders or if so requested by the holders of at least one-quarter in principal amount of the Notes then outstanding, the Trustee shall (in each case, subject to it being indemnified and/or secured to its satisfaction) give the Put Event Noteholders Notice, subject to the Trustee being first indemnified and/or secured to its satisfaction.

To exercise the right to require the redemption of a Note under this Condition 5(c) (Redemption upon a Put Event), a Noteholder must deliver, on any Put Business Day (as defined below) falling within the period of 30 days after the Put Event Noteholders Notice is given by the Issuer or the Trustee (the “Put Period”), to the Specified Office of any Paying Agent, such Note together with a duly signed and completed notice of exercise in the form (for the time being current) obtainable from the Specified Office of any Paying Agent (a “Put Option Exercise Notice”) (unless, prior to the delivery of the Put Option Exercise Notice, a notice of redemption is given to the Noteholders under Condition 5(b) (Redemption by the Issuer) above or the Loan becomes due and payable pursuant to Clause 14 (Events of Default) of the Loan Agreement).

The Paying Agent, to whom such Note and Put Option Exercise Notice is delivered, will issue to the Noteholder concerned a non-transferable receipt and give notice to the Trustee, the Issuer and the Principal Paying Agent that the Noteholder concerned wishes to redeem the Note which is the subject of such Put Option Exercise Notice.

A Put Option Exercise Notice, once given, shall be irrevocable.

At the end of the Put Period, the Issuer or the Trustee shall deliver or cause to be delivered a Put Redemption Notice to the Borrower as contemplated by Clause 7.3 (Prepayment upon a Put Event) of the Loan Agreement.

Any Note which is the subject of a Put Option Exercise Notice and which has been delivered to the Principal Paying Agent or other Paying Agent prior to the expiry of the Put Period, shall be, subject to receipt of the relevant monies from the Borrower, redeemed by the Issuer on the date which is the fifteenth Put Business Day (as defined below) immediately following the last day of the Put Period (the “Put Settlement Date”).

Redemption by the Issuer shall be subject to receipt of the relevant monies from the Borrower under the Loan Agreement. To the extent that such payment is received by the Issuer under the Loan Agreement, the Issuer shall be required to redeem each Note held by the relevant Noteholder on the Put Settlement Date at its principal amount together with accrued interest (if any) to (but excluding) the Put Settlement Date.

Neither the Issuer nor the Trustee shall be required to take any steps to ascertain whether a Put Event or any event which could lead to the occurrence of a Put Event has occurred and neither the Trustee nor the Issuer shall be responsible or liable to Noteholders for any loss arising from any failure by it to do so. Each of the Issuer and the Trustee may assume until notified otherwise pursuant to this Condition 5(c) (Redemption upon a Put Event) or the terms of the Loan Agreement that no Put Event has occurred and shall have no liability to any person for so doing.

In this Condition 5(c) (Redemption upon a Put Event):

“Agency” means any agency, authority, central bank, department, committee, government, legislature, minister, ministry, official or public or statutory person (whether autonomous or not) of, or of the government of, any state or supra-national body;

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights to purchase, warrants, options or any other equivalent of any of the foregoing (however designated) in relation to the share capital of a company and any and all equivalent ownership interests in a Person other than a company, in each case whether now outstanding or hereafter issued;

“Change of Control” shall be deemed to have occurred if either of Mr. Rinat Akhmetov or Close Joint-Stock Company “System Capital Management” cease (on an aggregate basis whether by one or a series of transactions) to beneficially own directly or indirectly more than 50 per cent. of the voting rights attaching to Capital Stock of the Borrower conferring a right to appoint the general director or members of the management board, supervisory council or any other management body of the Borrower;

“Person” means any individual, company, corporation, firm, partnership, joint venture, association, trust, institution, organisation, state or Agency or any other entity, whether or not having separate legal personality;

“Put Business Day” means a day on which banks are open for general business (including dealings in foreign currencies) in New York City, London and the place of presentation;

“Put Event” means the announcement or (in the absence of such announcement) the occurrence of a Change of Control which results in a Rating Decline;

“Rated Securities” means the Notes so long as they shall have a rating from any Rating Agency and any debt of the Borrower having an initial maturity of one year or more which is rated by any Rating Agency;

“Rating Agency” means Standard & Poor’s Rating Services, a division of The McGraw Hill Companies, Inc. (“S&P”), Moody’s Investors Service Limited (“Moody’s”), Fitch Ratings or any of their successors or any rating agency substituted for any of them (or any permitted substitute of them) by the Borrower, from time to time with the prior written approval of the Lender and the Trustee; and

“Rating Decline” shall be deemed to have occurred if, during the period commencing upon the announcement or (in the absence of such announcement) the occurrence of a Change of Control, and ending on the date which is six months after the date of such announcement or occurrence, as the case may be, of the relevant Change of Control, any Rated Securities or any corporate rating of the Borrower assigned by any Rating Agency is:

(i)	placed on “credit watch” or formal review (or equivalent) with negative implications or a negative outlook; or

(ii)	downgraded or withdrawn;

by reason of such Change of Control, on the date such Rated Securities or corporate rating of the Borrower is so placed, downgraded or withdrawn, as the case may be.

(d)	No other redemption: Except where the Loan is accelerated pursuant to Clause 14.6(c) (Revocation of Licence; Insolvency) of the Loan Agreement, the Issuer shall not be entitled to redeem the Notes prior to that due date otherwise than as provided in Conditions 5(b) (Redemption by the Issuer) and 5(c) (Redemption upon a Put Event).

(e)	Purchase: The Borrower and the Issuer may, at any time, purchase Notes in the open market or otherwise and at any price. Such Notes may be held, reissued, resold or surrendered by or through the Issuer to the Principal Paying Agent for cancellation. Notes held by the Issuer and its subsidiaries and Notes held by the Borrower or any of its subsidiaries will cease to carry such rights and will not be taken into account, inter alia, for the purposes of Conditions 11 (Meetings of Noteholders; Modification and Waiver; Substitution) and 12 (Enforcement).

(f)	Cancellation: All Notes so redeemed by the Issuer shall be cancelled and all Notes purchased by the Borrower or any of its subsidiaries and surrendered to the Principal Paying Agent pursuant to Clause 7.6 (Purchase of Funding Instruments) of the Loan Agreement, together with an authorisation addressed to the Principal Paying Agent, shall be cancelled.

6.	Payments

(a)	Principal: Payments of principal shall be made by U.S. dollar cheque drawn on, or, upon application by a Holder of a Note to the Specified Office of the Principal Paying Agent not later than the fifteenth day before the due date for any such payment by transfer to a U.S. dollar account maintained by the payee with, a bank in New York City and shall only be made upon surrender (or, in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of any Paying Agent.

(b)	Interest: Payments of interest shall be made by U.S. dollar cheque drawn on, or upon application by a Holder of a Note to the Specified Office of the Principal Paying Agent not later than the fifteenth day before the due date for any such payment, by transfer to a U.S. dollar account maintained by the payee with, a bank in New York City, and (in the case of interest payable on redemption) shall only be made upon surrender (or, in the case of part payment only, endorsement) of the relevant Note Certificates at the Specified Office of any Paying Agent.

(c)	Payments subject to fiscal laws: All payments in respect of the Notes are subject in all cases to any applicable fiscal or other laws and regulations in the place of payment, but without prejudice to the provisions of Condition 7 (Taxation). No commissions or expenses shall be charged to the Noteholders in respect of such payments.

(d)

Payment on a business day: Where payment is to be made by transfer to a U.S. dollar account, payment instructions (for value the due date, or, if the due date is not a business day, for value the next succeeding business day) will be initiated and, where payment is to be made by U.S. dollar cheque, the cheque will be mailed (i) (in the case of payments of principal and interest payable on redemption) on the later of the due date for payment and the day on which the relevant Note Certificate is surrendered (or, in the case of part payment only, endorsed) at the Specified Office of a Paying Agent and (ii) (in the case of payments of interest payable other than on redemption) on the due date for payment. A Holder of a Note shall not be entitled to any interest or other payment in respect of any delay in payment resulting from (A) the due date for a payment not being a business day or (B) a cheque mailed in accordance with this Condition 6 (Payments) arriving after the due date for payment or being lost in the mail. In this paragraph, ‘‘business day’’ means any day on which banks are open for general business (including dealings in foreign currencies) in New York City, London and, in the case of surrender (or, in the case of part payment only, endorsement) of a Note Certificate, in the place in which the Note Certificate is surrendered (or, as the case may be, endorsed).

(e)	Partial payment: If a Paying Agent makes a partial payment in respect of any Note, the Issuer shall procure that the amount and date of such payment are noted on the Register and, in the case of partial payment upon presentation of a Note Certificate, that a statement indicating the amount and the date of such payment is endorsed on the relevant Note Certificate.

(f)	Record date: Each payment in respect of a Note will be made to the person shown as the Holder in the Register at the opening of business in the place of the Registrar’s Specified Office on the fifteenth day before the due date for such payment (the ‘‘Record Date”). Where payment in respect of a Note is to be made by cheque, the cheque will be mailed to the address shown as the address of the Holder in the Register at the opening of business on the relevant Record Date.

(g)	Payment to the Account: Save as the Trustee may otherwise direct at any time after the security created pursuant to the Trust Deed becomes enforceable, the Issuer will pursuant to the provisions of Clause 7 (Payments to the Principal Paying Agent) of the Agency Agreement, require the Borrower to make all payments of principal, interest, Additional Amounts, Indemnity Amounts or other amounts, if any, to be made pursuant to the Loan Agreement, less any amounts in respect of the Reserved Rights, to the Account.

(h)	Payment obligations limited: Notwithstanding any other provisions to the contrary, the obligations of the Issuer to make payments under Conditions 5 (Redemption and Purchase) and 6 (Payments) shall constitute an obligation only to pay to the Noteholders on such date upon which a payment is due in respect of the Notes, to the extent of sums of principal, interest, Additional Amounts, Indemnity Amounts or other amounts, if any, actually received by or for the account of the Issuer pursuant to the Loan Agreement, less any amount in respect of the Reserved Rights.

7.	Taxation

All payments by the Issuer in respect of the Notes shall be made in full without set-off or counterclaim, free and clear of and without deduction for or on account of any present or future taxes, levies, duties, imposts or other charges or withholding of a similar nature no matter where arising (including interest and penalties thereon and additions thereto) no matter how they are levied or determined (“Taxes”) imposed by any taxing authority of or in, or having authority to tax in the United Kingdom, unless such deduction or withholding of Taxes is required by law. In that event, the Issuer shall, subject as provided below, pay such additional amounts (“additional amounts”) as will result in the receipt by the Noteholders after such withholding or deduction of such amounts as would have been received by them if no such withholding or deduction had been made or required to be made. The foregoing obligation to pay additional amounts, however, will not apply to any:

(a)	Taxes that would not have been imposed but for the existence of any present or former connection between such Noteholder and the United Kingdom other than the mere receipt of such payment or the ownership or holding of such Note;

(b)	Taxes that would not have been imposed but for the presentation of the Note by the Noteholder for payment on a date more than 30 days after the Relevant Date (as defined below);

(c)	Taxes required to be deducted or withheld by any Paying Agent from a payment on a Note, if such payment could have been made without deduction or withholding by any other Paying Agent in a Member State of the European Union; and

(d)	Taxes imposed on a payment to an individual which are required to be made pursuant to European Council Directive 2003/48/EC on the taxation of savings income in the form of interest payments or any law implementing or complying with, or introduced in order to conform to, such Directive.

The Issuer shall only make payments of additional amounts to the Noteholders pursuant to this Condition 7 (Taxation) to the extent and at such time as it shall have actually received an equivalent amount for such purposes from the Borrower under the Loan Agreement by way of Additional Amounts or Indemnity Amounts or otherwise.

To the extent that the Issuer receives a lesser sum from the Borrower under the Loan Agreement, the Issuer shall account to each Noteholder entitled to receive such additional amount pursuant to this Condition 7 (Taxation) for an additional amount equivalent to a pro rata portion of such sum (if any) as is actually received by, or for the account of, the Issuer pursuant to the provisions of the Loan Agreement on the date of, in the currency of, and subject to any conditions attaching to such payment to the Issuer.

In these Conditions, “Relevant Date” means whichever is the later of (a) the date on which the payment in question first becomes due and (b) if the full amount payable has not been received in London by the Principal Paying Agent or the Trustee on or prior to such due date, the date on which (the full amount having been so received) notice to that effect has been given to the Noteholders.

Any reference in these Conditions to principal or interest shall be deemed to include, without duplication, any additional amounts in respect of principal or interest (as the case may be) which may be payable under this Condition 7 (Taxation) or any undertaking given in addition to or in substitution of this Condition 7 (Taxation) pursuant to the Trust Deed or the Loan Agreement.

8.	Prescription

Claims for principal and interest on redemption shall become void unless the relevant Note Certificates are surrendered for payment within ten years and claims for interest other than on redemption shall become void unless made within five years of the appropriate Relevant Date.

9.	Replacement of Note Certificates

If any Note Certificate is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the Specified Office of the Registrar and the Transfer Agent having its Specified Office in Switzerland, subject to all applicable laws and stock exchange requirements, upon payment by the claimant of the expenses incurred in connection with such replacement and on such terms as to evidence, security, indemnity and otherwise as the Issuer may reasonably require. Mutilated or defaced Notes Certificates must be surrendered before replacements will be issued.

10.	Trustee and Agents

The Trust Deed provides that the Trustee may be replaced by an Extraordinary Resolution of the Noteholders or if the United Kingdom ceases to be the jurisdiction in which the Trustee is resident and acting through for taxation purposes.

Under separate agreement between the Borrower and the Trustee, the Trustee is entitled to be indemnified and relieved from responsibility in certain circumstances and, under the Trust Deed, to be paid its costs and expenses in priority to the claims of the Noteholders. In addition, the Trustee is entitled to enter into business transactions with the Issuer, the Borrower and any entity relating to the Issuer or the Borrower without accounting for any profit.

In connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder be entitled to claim, from the Issuer, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders except to the extent already provided for in Condition 7 (Taxation) and/or any undertaking given in addition to, or in substitution for, Condition 7 (Taxation) pursuant to the Trust Deed.

In acting under the Agency Agreement and in connection with the Notes, the Agents act solely as agents of the Issuer and (to the extent provided therein) the Trustee and do not assume any obligations towards or relationship of agency or trust for or with any of the Noteholders. Under separate agreement between the Borrower and the Agents, the Agents are entitled to be indemnified and relieved from certain responsibilities in certain circumstances.

The initial Agents and their initial Specified Offices are listed below. The Issuer reserves the right (with the prior approval of the Trustee) at any time to vary or terminate the appointment of any Agent and to appoint a successor principal paying agent or registrar and additional or successor paying agents and transfer agents; provided, however, that the Issuer shall at all times maintain (a) a principal paying agent and a registrar, (b) a paying agent and a transfer agent in Switzerland, and (c) a paying agent with a specified office in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of 26 to 27 November 2000 or any law implementing or complying with, or introduced to conform to, such Directive.

Notice of any change in any of the Agents or in their Specified Offices shall promptly be given to the Noteholders in accordance with Condition 14 (Notices).

11.	Meetings of Noteholders; Modification and Waiver; Substitution

(a)

Meetings of Noteholders: The Trust Deed contains provisions for convening meetings of Noteholders to consider matters relating to the Notes, including to propose the modification of any provision of the Loan Agreement or any provision of these Conditions or the Trust Deed. Such a meeting may be convened on no less than 14 days’ notice by the Trustee or the Issuer or by the Trustee upon the request in writing of Noteholders holding not less than one-tenth of the aggregate principal amount of the outstanding Notes. The quorum at any meeting convened to vote on an Extraordinary Resolution will be one or more persons holding or representing more than half of the aggregate principal amount of the outstanding Notes or, at any adjourned meeting, one or more persons holding or representing whatever the principal amount of the outstanding Notes held or represented, unless the business of such meeting includes consideration of proposals inter alia, (i) to change any date fixed for payment of principal or interest in respect of the Notes, (ii) to reduce the amount of principal or interest payable on any date in respect of the Notes, (iii) to alter the method of calculating the amount of any payment in respect of the Notes or the date for any such payment, (iv) to change the currency of payments under the Notes, (v) to change the quorum requirements relating to meetings or the majority required to pass an Extraordinary Resolution, (vi) to alter the governing law of the Conditions, the Trust Deed or the Loan Agreement, (vii) to change any date fixed for payment of principal or interest under the Loan Agreement, (viii) to alter the method of calculating the amount of any payment under the Loan Agreement or (ix) to change the currency of payment or, without prejudice to the rights under Condition 11(b) (Modification and Waiver) below, change the definition of “Event of Default” under the Loan Agreement (each, a “Reserved Matter”), in which case the necessary quorum will be one or more persons holding or representing not less than two-thirds, or at any adjourned meeting not less than one-third, in principal amount of the Notes for the time being outstanding. Any Extraordinary Resolution duly passed at any such meeting shall be binding on all the Noteholders, whether present or not.

In addition, a resolution in writing signed by or on behalf of all Noteholders who for the time being are entitled to receive notice of a meeting of Noteholders under the Trust Deed will take effect as if it were an Extraordinary Resolution. Such a resolution in writing may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Noteholders.

(b)	Modification and waiver: The Trustee may, without the consent of the Noteholders, agree to any modification of these Conditions or the Trust Deed or, pursuant to the Transferred Rights, the Loan Agreement (other than in respect of a Reserved Matter) which is, in the opinion of the Trustee, proper to make if, in the opinion of the Trustee, such modification will not be materially prejudicial to the interests of Noteholders and to any modification of the Notes or the Trust Deed which is of a formal, minor or technical nature or is to correct a manifest error.

In addition, the Trustee may, without the consent of the Noteholders, authorise or waive any proposed breach or breach of the Notes or the Trust Deed by the Issuer or, pursuant to the Transferred Rights, the Loan Agreement by the Borrower, or determine that any event which would or might otherwise give rise to a right of acceleration under the Loan Agreement shall not be treated as such (other than a proposed breach or breach relating to the subject of a Reserved Matter) if, in the opinion of the Trustee, the interests of the Noteholders will not be materially prejudiced thereby.

Unless the Trustee agrees otherwise, any such authorisation, waiver or modification shall be notified to the Noteholders as soon as practicable thereafter and in accordance with Condition 14 (Notices).

(c)

Substitution: The Trust Deed contains provisions under which the Issuer may, without the consent of the Noteholders, transfer the obligations of the Issuer as principal debtor under the Trust Deed and the Notes to a third party provided that certain conditions specified in the Trust Deed are fulfilled. So long as any of the Notes are listed on the main segment of the SWX Swiss Exchange, in the event of such substitution, the SWX Swiss Exchange will be informed of such substitution, a supplemental Prospectus will be produced and will be made publicly available at the Specified Offices of the Transfer Agent and the Paying Agent in Switzerland and such substitution shall be notified to the Noteholders as soon as practicable thereafter and in accordance with Condition 14 (Notices).

12.	Enforcement

At any time after an Event of Default (as defined in the Loan Agreement) or a Relevant Event (as defined below) shall have occurred and be continuing, the Trustee may, at its discretion and without notice, institute such proceedings as it thinks fit to enforce its rights under the Trust Deed in respect of the Notes, but it shall not be bound to do so unless:

(a)	it has been so requested in writing by the Holders of at least one-quarter in principal amount of the outstanding Notes or has been so directed by an Extraordinary Resolution; and

(b)	it has been indemnified and/or provided with security to its satisfaction.

No Noteholder may proceed directly against the Issuer unless the Trustee, having become bound to do so, fails to do so within a reasonable time and such failure is continuing. The Trust Deed also provides that, in the case of an Event of Default or a Relevant Event, the Trustee may, and shall if requested to do so by Noteholders of at least one-quarter in principal amount of the Notes outstanding or if directed to do so by an Extraordinary Resolution and, in either case, subject to it being secured and/or indemnified to its satisfaction, (1) require the Issuer to declare all amounts payable under the Loan Agreement by the Borrower to be due and payable (where an Event of Default has occurred and is continuing), or (2) enforce the security created in the Trust Deed in favour of the Noteholders (in the case of a Relevant Event). Upon repayment of the Loan following an Event of Default, the Notes will be redeemed or repaid at the principal amount thereof together with interest accrued to the date fixed for redemption together with any additional amounts due in respect thereof pursuant to Condition 7 (Taxation) and thereupon shall cease to be outstanding.

For the purposes of these Conditions, “Relevant Event” means the earlier of (i) the failure by the Issuer to make any payment of principal or interest on the Notes when due to the extent it is obligated to do so pursuant to these Conditions; (ii) the filing of an application for the institution for bankruptcy, insolvency or composition proceedings over the assets of the Issuer in the United Kingdom; and (iii) the taking of any action in furtherance of the dissolution of the Issuer. For the avoidance of doubt, no additional amounts shall be payable if and to the extent that such withholding or deduction is required following and on account of a Relevant Event.

13.	Further Issues

The Issuer may from time to time, with the consent of the Borrower and without the consent of the Noteholders and in accordance with the Trust Deed, create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the Issue Date and/or first payment of interest and/or the issue price) so as to form a single series with the Notes. Such further Notes shall be issued under a deed supplemental to the Trust Deed. In relation to such further issue, the Issuer will enter into a loan agreement supplemental to the Loan Agreement with the Borrower on the same terms as the original Loan Agreement (or on the same terms except for the first payment of interest) subject to any modifications which, in the sole opinion of the Trustee, would not materially prejudice the interests of the Noteholders. The Issuer will provide a further fixed charge and absolute assignment in favour of the Trustee of its rights under such supplemental loan agreement equivalent to the rights charged and assigned as Note Security in relation to the Issuer’s rights under the original Loan Agreement which will, together with the Note Security referred to in the Conditions, secure both the Notes and such further Notes.

14.	Notices

Notices to the Noteholders will be sent to them by first class mail (or its equivalent) or (if posted to an overseas address) by airmail at their respective addresses on the Register. Any such notice shall be deemed to have been given on the fourth day after the date of mailing. In addition, so long as Notes are listed on the main segment of the SWX Swiss Exchange and the rules of that Exchange so require, notices to Noteholders will be published by means of electronic publication on the internet website of the SWX Swiss Exchange (www.swx.com) on the date of such mailing.

15.	Governing Law and Jurisdiction

(a)	Governing law: The Notes and the Trust Deed and all matters arising from or connected with the Notes and the Trust Deed are governed by, and shall be construed in accordance with, English law.

(b)	Jurisdiction: The Issuer has in the Trust Deed (i) agreed for the benefit of the Trustee and the Noteholders that the courts of England shall have exclusive jurisdiction to settle any dispute (a “Dispute”) arising from or connected with the Notes; and (ii) agreed that those courts are the most appropriate and convenient courts to settle any Dispute and, accordingly, that it will not argue that any other courts are more appropriate or convenient. The Trust Deed also states that nothing contained in the Trust Deed prevents the Trustee or any of the Noteholders from taking proceedings relating to a Dispute (“Proceedings”) in any other courts with jurisdiction and that, to the extent allowed by law, the Trustee or any of the Noteholders may take concurrent Proceedings in any number of jurisdictions.

PRINCIPAL PAYING AGENT	SWISS PAYING AGENT
The Bank of New York	Zurich Cantonalbank
One Canada Square	Josefstrasse 222, CH-8005
London, E14 5AL	P.O. Box, CH-8010, Zurich
United Kingdom	Switzerland

SCHEDULE 4

Provisions For Meetings of Noteholders

1.	DEFINITIONS

In this Trust Deed and the Conditions, the following expressions have the following meanings:

“Block Voting Instruction” means, in relation to any Meeting, a document in the English language issued by a Registrar:

(a)	certifying:

(i)	that certain specified Notes (each a “Blocked Note”) have been blocked in an account with a clearing system and will not be released until the conclusion of the Meeting and that the holder of each Blocked Note or a duly authorised person on its behalf has instructed the Registrar that the votes attributable to such Blocked Note are to be cast in a particular way on each resolution to be put to the Meeting; or

(ii)	that each registered holder of certain specified Notes (each a “Relevant Note”) or a duly authorised person on its behalf has instructed the Registrar that the votes attributable to each Relevant Note held by it are to be cast in a particular way on each resolution to be put to the Meeting; and

in each case that, during the period of 48 hours before the time fixed for the Meeting, such instructions may not be amended or revoked;

(b)	listing the total principal amount of the Blocked Notes and the Relevant Notes, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and

(c)	authorising a named individual or individuals to vote in respect of the Blocked Notes and the Relevant Notes in accordance with such instructions;

“Chairman” means, in relation to any Meeting, the individual who takes the chair in accordance with paragraph 7 (Chairman);

“Extraordinary Resolution” means a resolution passed at a Meeting duly convened and held in accordance with this Schedule by a majority of not less than three quarters of the votes cast;

“Form of Proxy” means, in relation to any Meeting, a document in the English language available from the Registrar signed by a Noteholder or, in the case of a corporation, executed under its seal or signed on its behalf by a duly authorised officer and delivered to the Registrar not later than 48 hours before the time fixed for such Meeting, appointing a named individual or individuals to vote in respect of the Notes held by such Noteholder;

“Meeting” means a meeting of Noteholders (whether originally convened or resumed following an adjournment);

“Proxy” means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction or a Form of Proxy other than:

(a)	any such person whose appointment has been revoked and in relation to whom the Registrar has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and

(b)	any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re-appointed to vote at the Meeting when it is resumed;

“Relevant Fraction” means:

(a)	for voting on any Extraordinary Resolution other than one relating to a Reserved Matter, more than half; and

(b)	for voting on any Extraordinary Resolution relating to a Reserved Matter, two thirds;

provided, however, that, in the case of a Meeting which has resumed after adjournment for want of a quorum, it means:

(i)	for all business other than voting on an Extraordinary Resolution relating to a Reserved Matter, the fraction of the aggregate principal amount of the outstanding Notes represented or held by the Voters actually present at the Meeting; and

(ii)	for voting on any Extraordinary Resolution relating to a Reserved Matter, one third;

“Reserved Matter” means any proposal:

(a)	to change any date fixed for payment of principal or interest in respect of the Notes,

(b)	to reduce the amount of principal or interest payable on any date in respect of the Notes,

(c)	or to alter the method of calculating the amount of any payment in respect of the Notes on redemption or maturity or the date for any such payment;

(d)	to change the amount of principal and interest payable under the Loan Agreement;

(e)	to effect the exchange, conversion or substitution of the Notes for, or the conversion of the Notes into, shares, bonds or other obligations or securities of the Issuer or any other person or body corporate formed or to be formed (other than as permitted under Clause 16.4 (Substitution) of this Trust Deed);

(f)	to change the currency in which amounts due in respect of the Notes and under the Loan Agreement are payable;

(g)	to change the quorum required at any Meeting or the majority required to pass an Extraordinary Resolution; or

(h)	to alter the governing law of the Conditions, the Trust Deed or the Loan Agreement;

(i)	to change any date fixed for payment of principal or interest under the Loan Agreement;

(j)	to alter the method of calculating the amount of any payment under the Loan Agreement;

(k)	to change the currency of payment or, without prejudice to the rights under Clause 16.2 (Modifications), to change the definition of “Event of Default” under the Loan Agreement;

(l)	to amend this definition;

“Voter” means, in relation to any Meeting, a Proxy or (subject to paragraph 4 (Record Data) below) a Noteholder; provided, however, that any Noteholder which has appointed a Proxy under a Block Voting Instruction or Form of Proxy shall not be a “Voter” except to the extent that such appointment has been revoked and the Registrar notified in writing of such revocation at least 48 hours before the time fixed for such Meeting;

“Written Resolution” means a resolution in writing signed by or on behalf of all Noteholders who for the time being are entitled to receive notice of a Meeting in accordance with the provisions of this Schedule, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such holders of the Notes;

“24 hours” means a period of 24 hours including all or part of a day (disregarding for this purpose the day upon which such Meeting is to be held) upon which banks are open for business in both the place where the relevant Meeting is to be held and in each of the places where the Paying Agents have their Specified Offices and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid; and

“48 hours” means 2 consecutive periods of 24 hours.

2.	ISSUE OF BLOCK VOTING INSTRUCTIONS AND FORMS OF PROXY

The holder of a Note may require the Registrar to issue a Block Voting Instruction by arranging (to the satisfaction of the Registrar) for such Note to be blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting. The holder of a Note may require the Registrar to issue a Block Voting Instruction by delivering to Registrar written instructions not later than 48 hours before the time fixed for the relevant Meeting. Any holder of a Note may obtain an uncompleted and unexecuted Form of Proxy from Registrar. A Block Voting Instruction and a Form of Proxy cannot be outstanding simultaneously in respect of the same Note.

3.	REFERENCES TO BLOCKING/RELEASE OF NOTES

Where Notes are within Euroclear or Clearstream, Luxembourg or any other clearing system, references to the deposit, or release, of Notes shall be construed in accordance with the usual practices (including blocking the relevant account) of Euroclear or Clearstream, Luxembourg or such other clearing system.

4.	RECORD DATE

The Issuer may fix a record date for the purposes of any Meeting or any resumption thereof following its adjournment for want of a quorum provided that such record date is not more than 10 days prior to the time fixed for such Meeting or (as the case may be) its resumption. The person in whose name a Note is registered in the Register on the record date at close of business in the city in which the Registrar has its Specified Office shall be deemed to be the holder of such Note for the purposes of such Meeting and notwithstanding any subsequent transfer of such Note or entries in the Register.

5.	CONVENING OF MEETING

The Issuer or the Trustee may convene a Meeting at any time, and the Trustee shall be obliged to do so subject to its being indemnified and/or secured to its satisfaction (i) upon the request in writing of Noteholders holding not less than one tenth of the aggregate principal amount of the outstanding Notes or (ii) at the request of the Borrower. Every Meeting shall be held on a date, and at a time and place, approved by the Trustee.

6.	NOTICE

At least 14 days’ notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be held) specifying the date, time and place of the Meeting shall be given to the Noteholders and the Paying Agents and the Registrar (with a copy to the Issuer and the Borrower) where the Meeting is convened by the Trustee or, where the Meeting is convened by the Issuer, the Trustee (with a copy to the Borrower). The notice shall set out the full text of any resolutions to be proposed unless the Trustee agrees that the notice shall instead specify the nature of the resolutions without including the full text and shall state that Notes may be blocked in clearing systems for the purposes of appointing Proxies under Block Voting Instructions until 48 hours before the time fixed for the Meeting and a Noteholder may appoint a Proxy either under a Block Voting Instruction by delivering written instructions to the Registrar or by executing and delivering a Form of Proxy to the Specified Office of the Registrar, in either case until 48 hours before the time fixed for the Meeting.

7.	CHAIRMAN

An individual (who may, but need not, be a Noteholder) nominated in writing by the Trustee may take the chair at any Meeting but, if no such nomination is made or if the individual nominated is not present within 15 minutes after the time fixed for the Meeting, those present shall elect one of themselves to take the chair failing which, the Issuer may appoint a Chairman (who may, but need not, be a Noteholder). The Chairman of an adjourned Meeting need not be the same person as was the Chairman of the original Meeting.

8.	QUORUM

The quorum at any Meeting shall be at least two Voters representing or holding not less than the Relevant Fraction of the aggregate principal amount of the outstanding Notes; provided, however, that, so long as at least the Relevant Fraction of the aggregate principal amount of the outstanding Notes is represented by a Global Note Certificate or a single Individual Note Certificate, a single Voter appointed in relation thereto or being the holder of the Notes represented thereby shall be deemed to be two Voters for the purpose of forming a quorum.

9.	ADJOURNMENT FOR WANT OF QUORUM

If within 15 minutes after the time fixed for any Meeting a quorum is not present, then:

(a)	in the case of a Meeting requested by Noteholders, it shall be dissolved; and

(b)	in the case of any other Meeting (unless the Issuer, the Borrower and the Trustee otherwise agree), it shall be adjourned for such period (which shall be not less than 14 days and not more than 42 days) and to such place as the Chairman determines (with the approval of the Trustee); provided, however, that:

(i)	the Meeting shall be dissolved if the Issuer, the Borrower and the Trustee together so decide; and

(ii)	no Meeting may be adjourned more than once for want of a quorum.

10.	ADJOURNED MEETING

The Chairman may, with the consent of, and shall if directed by, any Meeting adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

11.	NOTICE FOLLOWING ADJOURNMENT

Paragraph 6 (Notice) shall apply to any Meeting which is to be resumed after adjournment for want of a quorum save that:

(a)	10 days’ notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) shall be sufficient; and

(b)	the notice shall specifically set out the quorum requirements which will apply when the Meeting resumes.

It shall not be necessary to give notice of the resumption of a Meeting which has been adjourned for any other reason.

12.	PARTICIPATION

The following may attend and speak at a Meeting:

(a)	Voters;

(b)	representatives of the Borrower, the Issuer and the Trustee;

(c)	the financial advisers of the Borrower, the Issuer and the Trustee;

(d)	the legal counsel to the Borrower, the Issuer and the Trustee and such advisers;

(e)	the Registrar; and

(f)	any other person approved by the Meeting or the Trustee.

13.	SHOW OF HANDS

Except where the proviso to paragraph 8 (Quorum) applies, every question submitted to a Meeting shall be decided in the first instance by a show of hands. Unless a poll is validly demanded before or at the time that the result is declared, the Chairman’s declaration that on a show of hands a resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the resolution.

14.	POLL

A demand for a poll shall be valid if it is made by the Chairman, the Issuer, the Trustee or one or more Voters representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Notes. The poll may be taken immediately or after such adjournment as the Chairman directs, but any poll demanded on the election of the Chairman or on any question of adjournment shall be taken at the Meeting without adjournment. A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the Chairman directs.

15.	VOTES

Every Voter shall have:

(a)	on a show of hands, one vote; and

(b)	on a poll, one vote in respect of each U.S.$1,000 in aggregate face amount of the outstanding Note(s) represented or held by him.

Unless the terms of any Block Voting Instruction state otherwise, a Voter shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way. In the case of a voting tie the Chairman shall have a casting vote.

16.	VALIDITY OF VOTES BY PROXIES

Any vote by a Proxy in accordance with the relevant Block Voting Instruction or Form of Proxy shall be valid even if such Block Voting Instruction or Form of Proxy or any instruction pursuant to which it was given has been amended or revoked, provided that the Registrar has not been notified in writing of such amendment or revocation by the time which is 24 hours before the time fixed for the relevant Meeting. Unless revoked, any appointment of a Proxy under a Block Voting Instruction or Form of Proxy in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment; provided, however, that no such appointment of a Proxy in relation to a Meeting originally convened which has been adjourned for want of a quorum shall remain in force in relation to such Meeting when it is resumed. Any person appointed to vote at such a Meeting must be re-appointed under a Block Voting Instruction or Form of Proxy to vote at the Meeting when it is resumed.

17.	POWERS

A Meeting shall have power (exercisable only by Extraordinary Resolution), without prejudice to any other powers conferred on it or any other person:

(a)	to approve any Reserved Matter;

(b)	to approve any proposal by the Issuer for any modification, abrogation, variation or compromise of or any arrangement in respect of the rights of the Noteholders against the Issuer, or of the Issuer against the Borrower, whether such rights arise under this Trust Deed, the Notes, the Loan Agreement or otherwise under or in respect of the Notes;

(c)	(other than as permitted under Clause 16.4 (Substitution) of this Trust Deed) to approve the substitution of any person for the Issuer (or any previous substitute) as principal obligor under the Notes;

(d)	to waive any breach or authorise any proposed breach by the Issuer of its obligations under or in respect of this Trust Deed or the Notes or any act or omission which might otherwise constitute an Event of Default under the Notes;

(e)	to remove any Trustee;

(f)	to approve the appointment of a new Trustee;

(g)	to authorise the Trustee (subject to its being indemnified and/or secured to its satisfaction) or any other person to execute all documents and do all things necessary to give effect to any Extraordinary Resolution;

(h)	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Notes;

(i)	to give any other authorisation or approval which under this Trust Deed or the Notes is required to be given by Extraordinary Resolution; and

(j)	to appoint any persons as a committee to represent the interests of the Noteholders and to confer upon such committee any powers which the Noteholders could themselves exercise by Extraordinary Resolution.

18.	EXTRAORDINARY RESOLUTION BINDS ALL HOLDERS

An Extraordinary Resolution shall be binding upon all Noteholders, whether or not present at such Meeting, and each of the Noteholders and shall be bound to give effect to it accordingly. Notice of the result of every vote on an Extraordinary Resolution shall be given to the Noteholders and the Paying Agents and the Registrar (with a copy to the Issuer and the Trustee) within 14 days of the conclusion of the Meeting.

19.	MINUTES

Minutes of all resolutions and proceedings at each Meeting shall be made. The Chairman shall sign the minutes, which shall be prima facie evidence of the proceedings recorded therein. Unless and until the contrary is proved, every such Meeting in respect of the proceedings of which minutes have been summarised and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

20.	WRITTEN RESOLUTION

A Written Resolution shall take effect as if it were an Extraordinary Resolution.

21.	FURTHER REGULATIONS

Subject to all other provisions contained in this Trust Deed, the Trustee may without the consent of the Issuer or the Noteholders prescribe such further regulations regarding the holding of Meetings of Noteholders and attendance and voting at them as the Trustee may in its sole discretion determine.

22.	SEVERAL SERIES

The following provisions shall apply where outstanding Notes belong to more than one series:

(a)	Business which in the opinion of the Trustee affects the Notes of only one series shall be transacted at a separate Meeting of the holders of the Notes of that series.

(b)	Business which in the opinion of the Trustee affects the Notes of more than one series but does not give rise to an actual or potential conflict of interest between the holder of Notes of one such series and the holders of Notes of any other such series shall be transacted either at separate Meetings of the holders of the Notes of each such series or at a single Meeting of the holders of the Notes of all such Series, as the Trustee shall in its absolute discretion determine.

(c)	Business which in the opinion of the Trustee affects the Notes of more than one series and gives rise to an actual or potential conflict of interest between the holders of Notes of one such series and the holders of Notes of any other such series shall be transacted at separate Meetings of the holders of the Notes of each such series.

(d)	The preceding paragraphs of this Schedule shall be applied as if references to the Notes and Noteholders were to the Notes of the relevant series and to the holders of such Notes.

(e)	In this paragraph, “business” includes (without limitation) the passing or rejection of any resolution.

SCHEDULE 5

Form of Notice of Charge and Assignment by Way of Security of Loan Agreement

To:	Joint Stock Company “First Ukrainian International Bank”
Ukraine

14 February 2007

Dear Sirs,

Loan Agreement dated 8 February 2007

between Joint Stock Company “First Ukrainian International Bank” (the “Borrower”) and

Standard Bank Plc (the “Issuer”) relating to a

Loan of U.S.$150,000,000 (the “Loan Agreement”)

We refer to the Loan Agreement and to the Trust Deed (the “Trust Deed”) dated 14 February 2007 made between the Issuer and BNY Corporate Trustee Services Limited (the “Trustee”) relating to U.S.$150,000,000 9.750 per cent. Loan Participation Notes due 2010 of Standard Bank Plc (the “Issuer”) (the “Notes”). We hereby give you notice in your capacity as Borrower that as contemplated by Clause 19.3 (Assignment by the Lender) of the Loan Agreement we have on 14 February 2007 by virtue of the provisions of Clause 4.1 (The Charge) of the Trust Deed charged by way of first fixed charge in favour of the Trustee, to secure the payment of all amounts due under the Notes equivalent to principal and/or interest under the Loan and all other moneys payable under the Trust Deed or in respect of the Notes subject to the proviso for redemption and repayment set out in Clause 4 (Note Security):

(i)	all principal, interest and other amounts now or hereafter paid and payable by the Borrower to the Issuer as lender under the Loan Agreement, and

(ii)	all amounts now or hereafter paid or payable by the Borrower under or in respect of any claim, award or judgment relating to the Loan Agreement.

Provided that our rights as lender under the second sentence of Clause 7.4 (Costs of Prepayment); Clause 8.3(a) (Indemnity Amounts); Clause 10 (Changes in Circumstances); Clause 11 (Representations and Warranties of the Borrower); Clause 15 (Indemnity); Clause 18 (Costs and expenses) (to the extent that the Issuer’s claim is in respect of one of the aforementioned clauses of the Loan Agreement); Clause 8.2 (Double Tax Treaty Relief); Clause 16.2 (Currency Indemnity) and Clause 17.3 (No set-off) of the Loan Agreement shall not be subject to such charge.

In addition, we hereby give you notice in your capacity as Borrower that as contemplated by Clause 19.3 (Assignments by the Lender) of the Loan Agreement we have on 14 February 2007 by virtue of the provisions of Clause 4.2 (Assignment) of the Trust Deed assigned absolutely by way of security to the Trustee all the rights, interests and benefits whatsoever, both present and future, whether proprietary, contractual or otherwise under or arising out of or evidenced by the Loan Agreement (including, without limitation, the right to declare the Loan immediately due and payable and to take proceedings to enforce the obligations of the Borrower) other than any rights, interests and benefits charged to the Trustee pursuant to Clause 4.1 (The Charge) of the Trust Deed and any rights and benefits excluded from such charge as set forth in the proviso therein.

The Issuer hereby unconditionally instructs and authorises the Borrower:

(a)	to disclose to the Trustee without any reference to or further authority from the Issuer such information relating to the Loan Agreement or the Loan as the Trustee may at any time and from time to time request the Borrower to disclose to it; and

(b)	at any time and from time to time upon receipt by the Borrower of instructions from the Trustee in writing in respect of the assignment in Clause 4.2 (Assignment) of the Trust Deed, to act in accordance with such instructions without any reference to or further authority from the Issuer.

The instructions and authorisations which are contained in this letter shall remain in full force and effect until the Issuer and Trustee together give the Borrower notice in writing revoking them.

This letter shall be governed by and construed in accordance with English law.

Would you please acknowledge receipt of this letter and your acceptance of the instructions and authorisations contained in it by signing the form of acknowledgement attached to the enclosed copy of this letter and returning it forthwith to the Trustee at the address below with a copy to us.

Yours faithfully

for and on behalf of
STANDARD BANK PLC
as Issuer

By
Name:
Title:

By
Name:
Title:

cc:	BNY Corporate Trustee Services Limited
One Canada Square
London E14 5AL, UK

	Attention:	Manager, Trustee Administrator
	Fax:	+ 44 (0) 207 964 6399

SCHEDULE 6

Form of Acknowledgement of Notice of Charge and Assignment by Way of Security of Loan Agreement

To:	BNY Corporate Trustee Services Limited
One Canada Square
London E14 5AL, UK

	Attention:	Manager, Trustee Administrator
	Fax:	+ 44 (0) 207 964 6399

14 February 2007

Dear Sirs,

Loan Agreement dated 8 February 2007

between Joint Stock Company “First Ukrainian International Bank” (the “Borrower”) and

Standard Bank Plc (the “Lender”) relating to a

Loan of U.S.$150,000,000 (the “Loan Agreement”)

We hereby acknowledge receipt of a letter (a copy of which is attached hereto) of today’s date addressed to us by the Issuer regarding the Loan Agreement and we hereby accept the instructions and authorisations contained therein and undertake to act in accordance and comply with the terms thereof.

We hereby further acknowledge and confirm to you that:

(a)	we do not have, and will not make or exercise, any claims or demands, any rights of counter-claim, rights of set off or any other equities against the Issuer in respect of sums from time to time becoming due to the Issuer under the Loan Agreement;

(b)	we have not, as at the date hereof, received any notice that any third party has or will have any rights or interest whatsoever or has made or will be making any claim or demand or taking any action whatsoever in respect of the Loan Agreement or sums from time to time becoming due thereunder.

We undertake that, in the event of our becoming aware at any time that any person or entity other than you or the Issuer has or will have any rights or interests whatsoever in or has made or will be making any claim or demand or taking any action whatsoever in respect of the Loan Agreement or sums from time to time becoming due thereunder, we will forthwith give written notice thereof to you and to the Issuer.

We have made the acknowledgements and confirmations and have given the undertaking set out in this letter in the knowledge that they are required by you in connection with the security which has been constituted by the Issuer in your favour and the absolute assignment by way of security under the Trust Deed each referred to in the letter a copy of which is attached hereto.

This letter is governed by, and shall be construed in accordance with, English law.

Yours faithfully,

For and on behalf of
JOINT STOCK COMPANY “FIRST UKRAINIAN INTERNATIONAL BANK”

By
Name:
Title:

Cc:	Standard Bank Plc.
Cannon Bridge House
25 Dowgate Hill
EC4R 2SB

	Attention:	Head of Operations
	Fax:	+44 (0) 207 815 3099

SCHEDULE 7

Form of Notice of Charge of the Account

To:	The Bank of New York
One Canada Square
London E14 5AL

	Fax:	+44 (0) 207 964 6399
	Attention:	Corporate Trust Administration

14 February 2007

Dear Sirs,

Loan Agreement dated 8 February 2007

between Joint Stock Company “First Ukrainian International Bank” (the “Borrower”) and

Standard Bank Plc (the “Lender”) relating to a

Loan of U.S.$150,000,000 (the “Loan Agreement”)

We refer to the Loan Agreement and to the Trust Deed (the “Trust Deed”) dated 14 February 2007 and made between the Issuer and BNY Corporate Trustee Services Limited (the “Trustee”) relating to U.S.$150,000,000 9.750 per cent. Loan Participation Notes due 2011 of Standard Bank Plc (the “Issuer”) (the “Notes”). We hereby give you notice that we have on 14 February 2007 by virtue of the provisions of Clause 4.1 (The Charge) of the Trust Deed charged by way of first fixed charge as continuing security for the payment of all sums due under the Trust Deed and the Notes all the rights, title and interest in and to all sums of money now or in the future deposited in the account held in our name with The Bank of New York, (with payment being made to The Bank of New York, New York (SWIFT: IRVTUS3N), for the account of The Bank of New York London (SWIFT:IRVTGB2X) (Account number: 8033093455) for further credit to Standard Bank Plc (Account number: 5737638400)) and the debts represented by such sums.

The Issuer hereby unconditionally instructs and authorises you at any time following a Relevant Event (as defined in the Trust Deed):

(a)	to disclose to the Trustee without reference to or further authority from the Issuer such information relating to the Account and the sums therein as the Trustee may at any time and from time to time request you to disclose to it;

(b)	to hold all sums from time to time standing to the credit of the Account, excluding any amounts in respect of the Reserved Rights (as defined in the Trust Deed) to the order of the Trustee;

(c)	to pay or release all or any part of the sums standing to the credit of the Account, excluding any amounts in respect of the Reserved Rights (as defined in the Trust Deed) in accordance with the written instructions of the Trustee; and

(d)	to comply with the terms of any written notice or instructions in any way relating to or purporting to relate to the charge and pledge specified above, the sums standing to the credit of the Account or the debts represented thereby, excluding any amounts in respect of the Reserved Rights (as defined in the Trust Deed) which you receive at any time from the Trustee without any reference to or further authority from us and without any inquiry by you as to the justification or validity of such notices or instructions.

The instructions and authorisations which are contained in this letter shall remain in full force and effect until the Issuer and the Trustee together give you notice in writing revoking them.

This letter shall be governed and construed in accordance with English law.

Would you please acknowledge receipt of this letter and your acceptance of the instructions and authorisations contained in it by signing the form of acknowledgement attached to the enclosed copy of this letter and returning it forthwith to the Trustee at the address below with a copy to us.

Yours faithfully,

for and on behalf of
STANDARD BANK PLC as Issuer

By
Name:
Title:

By
Name:
Title:

cc:	BNY Corporate Trustee Services Limited
One Canada Square
London E14 5AL, UK

	Attention:	Manager, Trustee Administrator
	Fax:	+ 44 (0) 207 964 6399

SCHEDULE 8

Form of Acknowledgement of Notice of Charge of the Account

To:	BNY Corporate Trustee Services Limited
One Canada Square
London E14 5AL, UK

	Attention:	Manager, Trustee Administrator
	Fax:	+ 44 (0) 207 964 6399

14 February 2007

Dear Sirs,

Loan Agreement dated 8 February 2007

between Joint Stock Company “First Ukrainian International Bank” (the “Borrower”) and

Standard Bank Plc (the “Lender”) relating to a

Loan of U.S.$150,000,000 (the “Loan Agreement”)

We hereby acknowledge receipt of a letter (a copy of which is attached hereto) of today’s date addressed to us by the Issuer regarding the Account therein referred to, and we hereby accept the instructions and authorisations contained therein and undertake to act in accordance and comply with the terms thereof.

We hereby further acknowledge and confirm to you that:

(i)	we do not have, and will not make or exercise, any claims or demands, any rights of counter-claim, rights of set-off or any other equities or Note Security against the Issuer in respect of the Account, the sums therein or the debts represented thereby; and

(ii)	we have not, as at the date hereof, received any notice that any third party has or will have any rights or interest whatsoever or has made or will be making any claim or demand or taking any action whatsoever in respect of the Account, the sums therein or the debts represented thereby.

We undertake that, in the event of our becoming aware at any time that any person or entity other than you has or will have any rights or interests whatsoever in or has made or will be making any claim or demand or taking any action whatsoever in respect of the Account, the sums therein or the debts represented thereby, we will forthwith give written notice thereof to you and to the Issuer.

We have made the acknowledgements and confirmations and have given the undertaking set out in this letter in the knowledge that they will be required by you in connection with the security which has been constituted by the Issuer in your favour under the Trust Deed referred to in the letter a copy of which is attached hereto.

This letter is governed by, and shall be construed in accordance with English law.

Yours faithfully,

for and on behalf of
The Bank of New York, as Principal Paying Agent

By
Name:
Title:

cc:	Standard Bank Plc.
Cannon Bridge House
25 Dowgate Hill
EC4R 2SB

	Attention:	Head of Operations
	Fax:	+44 (0) 207 815 3099

SCHEDULE 9

Trustee’s Powers In Relation To The Charged Property And The Transferred Rights

(i)	Power to demand and collect or arrange for the collection of and receive all amounts which shall from time to time become due and payable in respect of the Charged Property or Transferred Rights;

(ii)	power to compound, give receipts and discharges for, settle and compromise any and all sums and claims for money due and to become due in respect of the Charged Property or Transferred Rights;

(iii)	power to exercise all or any of the powers or rights which but for the creation of the Note Security would have been exercisable by the Issuer in respect of the Charged Property or Transferred Rights;

(iv)	power to file any claim, to take any action, and to institute and prosecute or defend any legal, arbitration or other proceedings;

(v)	power to lodge claims and prove in and to institute, any insolvency proceedings of whatsoever nature relating to the Borrower;

(vi)	power to execute, deliver, file and record any statement or other paper to create, preserve, perfect or validate the creation of the Note Security to enable the Trustee to exercise and enforce its rights under this Trust Deed; and

(vii)	power to apply for, obtain, make and renew any approvals, permissions, authorisations and other consents and all registrations and filings which may be desirable or required to create or perfect the Note Security or to ensure the validity, enforceability or admissibility in evidence of this Trust Deed in any jurisdiction.

SCHEDULE 10

Form of Certification of Irrevocable and Unconditional Discharge by Issuer of all Sums under

Trust Deed and the Notes

To:	BNY Corporate Trustee Services Limited
One Canada Square
London E14 5AL, UK

	Attention:	Manager, Trustee Administrator
	Fax:	+ 44 (0) 207 964 6399

[— date]

Dear Sirs,

Trust Deed dated 14 February 2007 relating to U.S.$150,000,000 9.750 per cent. Loan

Participation Notes due 2010 (the “Trust Deed”) relating to a Loan Agreement between Joint

Stock Company “First Ukrainian International Bank” and Standard Bank Plc (the “Issuer”)

relating to a Loan of U.S.$150,000,000 dated 8 February 2007

Terms herein shall have the meaning ascribed to them in the Trust Deed.

Pursuant to Clause 4.2(b) (Assignment) of the Trust Deed:

(i)	we hereby confirm to you and certify that the Issuer has irrevocably and unconditionally paid and discharged all of the sums under the Trust Deed and the Notes; and

(ii)	we request that you release, reassign or discharge the Transferred Rights to, or to the order of the Issuer;

(iii)	we shall provide you with funds necessary to release, reassign or discharge the Transferred Rights to, or to the order of the Issuer; and

(iv)	we agree that no such release, reassignment or discharge of the Transferred Rights to, or to the order of the Issuer shall be effective unless and until the Trustee’s costs in connection with such release, reassignment or discharge are paid to, or to the order of the Trustee.

This letter is governed by, and shall be construed in accordance with English law.

Yours faithfully,

for and on behalf of
STANDARD BANK PLC as Issuer

By
Name:
Title:

SCHEDULE 11

Form of Release, Reassignment or Discharge of Transferred Rights

To:	Standard Bank Plc.
Cannon Bridge House
25 Dowgate Hill
EC4R 2SB

	Attention:	Head of Operations
	Fax:	+44 (0) 207 815 3099

[— date]

Dear Sirs,

Trust Deed dated 14 February 2007 relating to U.S.$150,000,000 9.750 per cent. Loan

Participation Notes due 2010 (the “Trust Deed”) relating to a Loan Agreement between Joint

Stock Company “First Ukrainian International Bank” (the “Borrower”) and Standard Bank

Plc (the “Issuer”) relating to a Loan of U.S.$150,000,000 dated 8 February 2007

Terms herein shall have the meaning ascribed to them in the Trust Deed.

We have your letter of                      whereby pursuant to Clause 4.2(b) (Assignment) of the Trust Deed:

(i)	you have confirmed to us and certified that the Issuer has irrevocably and unconditionally paid and discharged all of the sums under the Trust Deed and the Notes;

(ii)	you have requested that we release, reassign or discharge the Transferred Rights to, or to the order of the Issuer; and

(iii)	you have agreed that no such release, reassignment or discharge of the Transferred Rights to, or to the order of the Issuer shall be effective unless and until the Trustee’s costs in connection with such release, reassignment or discharge are paid to, or to the order of the Trustee.

We hereby confirm that you have paid our costs in connection with such release, reassignment or discharge of the Transferred Rights to the Issuer.

We hereby release, reassign or discharge the Transferred Rights under Clause 4.2 (Assignment) of the Trust Deed to the order of the Issuer.

This letter is governed by, and shall be construed in accordance with English law.

Yours faithfully,

for and on behalf of
BNY CORPORATE TRUSTEE SERVICES, as Trustee

By
Name:
Title:

EXECUTION CLAUSES

Executed as a deed by	)
STANDARD BANK PLC	)

Acting by:

Acting by:

Executed as a deed by	)
BNY CORPORATE TRUSTEE SERVICES LIMITED	)
)
acting by two of its lawful Attorneys:	)

Attorney:

Attorney:

In the presence of:

Witness name:	J. PENNELL

Signature:

Address:	CANARY WHARF, ONE CANADA SQUARE, LONDON, E14 5AL